Exhibit 10.2

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                           LOAN AND SECURITY AGREEMENT

                                  by and among

                     LASALLE BUSINESS CREDIT, LLC, as Agent

                  THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                           A PARTY HERETO, as Lenders

                                       and

                   EASY GARDENER PRODUCTS, LTD., as Borrower,
                  EYAS INTERNATIONAL, INC., as a Credit Party,
                EG PRODUCT MANAGEMENT, L.L.C., as a Credit Party
                         EG, L.L.C., as a Credit Party,
           WEATHERLY CONSUMER PRODUCTS GROUP, INC., as a Credit Party,
              WEATHERLY CONSUMER PRODUCTS, INC., as a Credit Party,
                                       and
                        NBU GROUP, LLC, as a Credit Party

                           DATED AS OF APRIL 27, 2004

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

                                TABLE OF CONTENTS

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
1.  DEFINITIONS ................................................................     1

2.  LOANS ......................................................................    13

    (a)  Revolving Loans .......................................................    13
    (b)  Repayments ............................................................    16
    (c)  Notes .................................................................    16

3.  [INTENTIONALLY OMITTED.] ...................................................    16

4.  INTEREST, FEES AND CHARGES .................................................    16

    (a)  Interest Rate .........................................................    16
    (b)  Other LIBOR Provisions ................................................    17
    (c)  Fees And Charges ......................................................    19
    (d)  Maximum Interest ......................................................    21

5.  COLLATERAL .................................................................    21

    (a)  Grant of Security Interest to Agent ...................................    21
    (b)  Other Security ........................................................    22
    (c)  Possessory Collateral .................................................    22
    (d)  Electronic Chattel Paper ..............................................    22

6.  PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN ....    22

7.  POSSESSION OF COLLATERAL AND RELATED MATTERS ...............................    23

8.  COLLECTIONS ................................................................    23

9.  COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES ...............    25

    (a)  Daily Reports .........................................................    25
    (b)  Monthly Reports .......................................................    26
    (c)  Financial Statements ..................................................    26
    (d)  Annual Projections ....................................................    27
    (e)  Explanation of Budgets and Projections ................................    27
    (f)  Public Reporting ......................................................    27
    (g)  Other Information .....................................................    27
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
10. TERMINATION; AUTOMATIC RENEWAL .............................................    27

11. REPRESENTATIONS AND WARRANTIES .............................................    28

    (a)  Financial Statements and Other Information ............................    28
    (b)  Locations .............................................................    29
    (c)  Loans by Companies ....................................................    29
    (d)  Accounts and Inventory ................................................    29
    (e)  Liens .................................................................    29
    (f)  Organization, Authority and No Conflict ...............................    29
    (g)  Litigation ............................................................    30
    (h)  Compliance with Laws and Maintenance of Permits .......................    30
    (i)  Affiliate Transactions ................................................    30
    (j)  Names and Trade Names .................................................    30
    (k)  Equipment .............................................................    31
    (l)  Enforceability ........................................................    31
    (m)  Solvency ..............................................................    31
    (n)  Indebtedness ..........................................................    31
    (o)  Margin Security and Use of Proceeds ...................................    31
    (p)  Subsidiaries and Affiliates ...........................................    31
    (q)  No Defaults ...........................................................    32
    (r)  Employee Matters ......................................................    32
    (s)  Intellectual Property .................................................    32
    (t)  Environmental Matters .................................................    32
    (u)  ERISA Matters .........................................................    33

12. AFFIRMATIVE COVENANTS ......................................................    33

    (a)  Maintenance of Records ................................................    33
    (b)  Notices ...............................................................    33
    (c)  Compliance with Laws and Maintenance of Permits .......................    34
    (d)  Inspection and Audits .................................................    35
    (e)  Insurance .............................................................    35
    (f)  Collateral ............................................................    36
    (g)  Use of Proceeds .......................................................    37
    (h)  Taxes .................................................................    37
    (i)  Intellectual Property .................................................    37
    (j)  Checking Accounts; Cash Management Services ...........................    37
    (k)  Interest Payments under Trust Documents ...............................    38

13. NEGATIVE COVENANTS .........................................................    38

    (a)  Guaranties ............................................................    38
    (b)  Indebtedness ..........................................................    39
    (c)  Liens .................................................................    39
    (d)  Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions
         Outside the Ordinary Course of Business ...............................    39


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
    (e)  Dividends and Distributions ...........................................    39
    (f)  Investments; Loans ....................................................    39
    (g)  Fundamental Changes, Line of Business .................................    40
    (h)  Equipment .............................................................    40
    (i)  Affiliate Transactions ................................................    40
    (j)  Settling of Accounts ..................................................    40
    (k)  Management Fees; Compensation .........................................    40
    (l)  Amendments to Subordinated Debt Documents .............................    41
    (m)  Transfers of Property into the Trust and U.K. Subsidiary ..............    41

14. FINANCIAL COVENANTS ........................................................    41

    (a)  Fixed Charge Coverage .................................................    41
    (b)  EBITDA ................................................................    41
    (c)  Leverage ..............................................................    42
    (d)  Capital Expenditure Limitations .......................................    43

15. DEFAULT ....................................................................    43

    (a)  Payment ...............................................................    43
    (b)  Breach of this Agreement and the Other Agreements .....................    43
    (c)  Breaches of Other Obligations .........................................    43
    (d)  Breach of Representations and Warranties ..............................    43
    (e)  Loss of Collateral ....................................................    44
    (f)  Levy, Seizure or Attachment ...........................................    44
    (g)  Bankruptcy or Similar Proceedings .....................................    44
    (h)  Appointment of Receiver ...............................................    44
    (i)  Judgment ..............................................................    44
    (j)  Death or Dissolution of Obligor .......................................    45
    (k)  Default or Revocation of Guaranty .....................................    45
    (l)  Criminal Proceedings ..................................................    45
    (m)  Change of Control .....................................................    45
    (n)  Change of Management ..................................................    45
    (o)  Material Adverse Change ...............................................    46
    (p)  Breaches of Subordinated Debt Documents ...............................    46

16. REMEDIES UPON AN EVENT OF DEFAULT ..........................................    46

17. CONDITIONS PRECEDENT .......................................................    47

18. SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS ...................    47

19. AGENT ......................................................................    48

    (a)  Appointment of Agent ..................................................    48
    (b)  Nature of Duties of Agent .............................................    49
    (c)  Lack of Reliance on Agent .............................................    49


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
    (d)  Certain Rights of Agent ...............................................    50
    (e)  Reliance by Agent .....................................................    50
    (f)  Indemnification of Agent ..............................................    50
    (g)  Agent in its Individual Capacity ......................................    51
    (h)  Holders of Notes ......................................................    51
    (i)  Successor Agent .......................................................    51
    (j)  Collateral Matters ....................................................    52
    (k)  Actions with Respect to Defaults ......................................    53
    (l)  Delivery of Information ...............................................    53
    (m)  Demand ................................................................    54
    (n)  Notice of Default .....................................................    54

20. ASSIGNABILITY ..............................................................    54

21. AMENDMENTS, ETC ............................................................    56

22. NONLIABILITY OF AGENT AND LENDERS ..........................................    57

23. INDEMNIFICATION ............................................................    57

24. NOTICE .....................................................................    58

25. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION .....................    58

26. HEADINGS OF SUBDIVISIONS ...................................................    59

27. POWER OF ATTORNEY ..........................................................    59

28. CONFIDENTIALITY ............................................................    60

29. COUNTERPARTS ...............................................................    60

30. ELECTRONIC SUBMISSIONS .....................................................    60

31. WAIVER OF JURY TRIAL; OTHER WAIVERS ........................................    61


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EXHIBIT A -- BUSINESS AND COLLATERAL LOCATIONS

EXHIBIT B -- COMPLIANCE CERTIFICATE

EXHIBIT C -- COMMERCIAL TORT CLAIMS

EXHIBIT D -- FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 1 -- PERMITTED LIENS

SCHEDULE 11 (i) -- AFFILIATE TRANSACTIONS

SCHEDULE 11(j) -- NAMES & TRADE NAMES

SCHEDULE 11 (n) -- INDEBTEDNESS

SCHEDULE 11 (p) -- SUBSIDIARIES AND AFFILIATES

SCHEDULE 13(e) - PERMITTED TAX DISTRIBUTIONS

SCHEDULE 17(a) - CLOSING DOCUMENT CHECKLIST


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

                           LOAN AND SECURITY AGREEMENT

            THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") made this 27th day of April, 2004 by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (in its individual capacity, "LaSalle"), as agent (in such capacity as agent, "Agent") for itself and all other lenders from time to time a party hereto ("Lenders"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, all other Lenders, EASY GARDENER PRODUCTS, LTD., a Texas limited partnership, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("Borrower"), EYAS INTERNATIONAL, INC., a Texas corporation, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("EYAS"), EG PRODUCT MANAGEMENT, L.L.C., a Texas limited liability company, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("EG Product"), EG, L.L.C., a Nevada limited liability company, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("EG"), WEATHERLY CONSUMER PRODUCTS GROUP, INC., a Delaware corporation, having its principal place of business 3022 Franklin Avenue, Waco, Texas 76710 ("WCP Group"), WEATHERLY CONSUMER PRODUCTS, INC., a Delaware corporation, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("WCP"), and NBU GROUP, LLC, a Texas limited liability company, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("NBU"). EYAS, EG Product, EG, WCP Group, WCP and NBU are collectively referred to herein as the "Credit Parties", and each individually as a "Credit Party".

                              W I T N E S S E T H:

            WHEREAS, Borrower may, from time to time, request Loans from Agent and Lenders, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Agent and Lenders, shall be made;

            NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) or other financial accommodations hereafter made to Borrower or any Credit Party by Agent and/or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower and each Credit Party, the parties agree as follows:

            1. DEFINITIONS.

            "Account", "Account Debtor", "Chattel Paper", "Commercial Tort Claims", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Right", "Proceeds" and "Tangible Chattel Paper" shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as the same may be in effect from time to time.

            "Adjusted Net Eligible Accounts" shall mean, as of any date of determination, the aggregate gross amount of all Eligible Accounts less the sum of the Co-op Reserve and the Rebate Reserve.

            "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a Company, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of a Company, or
(iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by a Company.

            "Assignment and Acceptance" shall have the meaning in Section 20 hereof.

            "Borrowing Base Company" shall mean each of Borrower and WCP.

            "Business Day" shall mean any day other than a Saturday, a Sunday or
(i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois are required or permitted to close.

            "Capital Expenditures" shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower and its Subsidiaries during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrower and its Subsidiaries.

            "CapitalSource Agreements" shall mean (i) that certain Term Loan and Security Agreement by and among Borrower, EYAS, EG Product, EG, WCP Group, WCP, NBU and CapitalSource Finance LLC, as agent and a lender, dated as of October 29, 2003, as amended or otherwise modified from time to time in accordance with the terms of this Agreement, and (ii) each other document or agreement executed in connection therewith, including without limitation the CapitalSource Subordination Agreement.

            "CapitalSource Subordination Agreement" shall mean that certain Subordination and Intercreditor Agreement dated as of April 27, 2004, between CapitalSource Finance LLC and Agent, as the same may be amended or otherwise modified from time to time in accordance with its terms.

            "Central Garden Agreements" shall mean (i) that certain Note and Warrant Purchase Agreement between Borrower and Central Garden & Pet Company dated as of October 29, 2003, as amended or otherwise modified from time to time in accordance with the terms of this Agreement, (ii) that certain Subordinated Promissory Note executed by Borrower in favor of Central Garden & Pet Company dated as of October 29, 2003 in the original principal amount of $2,675,000,
(iii) that certain Warrant issued by Borrower in favor of Central Garden & Pet Company dated as of October 29, 2003, (iv) that certain Call Option


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

Agreement among Central Garden & Pet Company, EG Product and EG dated as of October 29, 2003, and (v) each other document or agreement executed in connection with any of the foregoing, including without limitation the Central Garden Subordination Agreement.

            "Central Garden Subordination Agreement" shall mean that certain Subordination Agreement dated as of April 27, 2004, between Central Garden & Pet Company and Agent, as the same may be amended or otherwise modified from time to time in accordance with its terms.

            "Collateral" shall mean all of the property described in Section 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Agent, for the benefit of Agent and Lenders, to secure, either directly or indirectly, repayment of any of the Liabilities.

            "Company" shall mean Borrower and each Credit Party.

            "Co-op Reserve" shall mean, as of any date of determination, the amount accrued (in a manner consistent with prior practices of Borrowing Base Companies) by the Borrowing Base Companies for co-op advertising, as such amount may be adjusted by Agent in its sole but reasonable discretion.

            "Debenture Interest Deferral Event" shall have the meaning specified in subsection 12(k) hereof.

            "Defaulting Lender" shall have the meaning set forth in subsection 2(a) hereof.

            "Dilution" shall mean, with respect to any period, the percentage obtained by dividing (i) the sum of non-cash credits against Accounts (including, but not limited to, returns and other adjustments but excluding rebates and co-op advertising credits taken into account in the establishment of the Rebate Reserve and the Co-op Reserve) of each Borrowing Base Company for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts (including, but not limited to, returns and other adjustments but excluding rebates and co-op advertising credits taken into account in the establishment of the Rebate Reserve and the Co-op Reserve) of each Borrowing Base Company for such period, as determined by Agent in its sole but reasonable discretion by (ii) gross invoiced sales of each Borrowing Base Company for such period.

            "Dilution Reserve" shall mean, at any time, an amount equal to the amount by which Dilution (as determined by Agent in good faith based on the results of the most recent twelve (12) month period for which Agent has conducted a field audit of Borrower) exceeds five percent (5%), multiplied by Adjusted Net Eligible Accounts.

            "EBITDA" shall mean, with respect to any period, Borrower's and its Subsidiaries' net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or non-cash losses) plus interest expense,


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

income tax expense, depreciation and amortization for such period, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, all on a consolidated basis; provided, however, that notwithstanding the foregoing, for any calculation of EBITDA pursuant to this Agreement that includes the months ending May 31, 2003, June 30, 2003, July 31, 2003, August 31, 2003 and September 30, 2003, EBITDA shall be deemed to be: $1,900,000 for the month ending May 31, 2003, $1,135,000 for the month ending June 30, 2003, $458,000 for the month ending July 31, 2003, -$16,000 for the month ending August 31, 2003, -$386,000 for the month ending September 30, 2003 and -$724,000 for the month ending October 31, 2003.

            "EBITDA Threshold" shall mean EBITDA of not less than the following amounts, in each case for the twelve month period ending as of the test dates set forth below:

--------------------------------------------------------------------------------
Test Date                                                               EBITDA

--------------------------------------------------------------------------------
April 30, 2004 and May 31, 2004                                      $10,500,000

--------------------------------------------------------------------------------
June 30, 2004; July 31, 2004; August 31,                             $13,000,000
2004; September 30, 2004; December 31,
2004 and March 31, 2005

--------------------------------------------------------------------------------
June 30, 2005; September 30, 2005; December                          $14,500,000
31, 2005 and March 31, 2006

--------------------------------------------------------------------------------
June 30, 2006; September 30, 2006; December                          $15,500,000
31, 2006; March 31, 2007 and the last day of each calendar quarter thereafter

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            "Eligible Account" shall mean an Account owing to a Borrowing Base
Company which is acceptable to Agent in its sole but reasonable discretion for lending purposes. Without limiting Agent's discretion, Agent shall, in general, consider an Account of a Borrowing Base Company to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                  (i) it is genuine and in all respects what it purports to be;

                  (ii) it is owned by a Borrowing Base Company, such Borrowing Base Company has the right to subject it to a security interest in favor of Agent or assign it to Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                  (iii) it arises from (A) the performance of services by such Borrowing Base Company in the ordinary course of such Borrowing Base Company's business, and such services have been fully performed and acknowledged and


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

      accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such Borrowing Base Company in the ordinary course of such Borrowing Base Company's business in accordance with applicable law, and
      (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and applicable law and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept or returned (or offered to return and such Borrowing Base Company is not then continuing to negotiate with such Account Debtor in good faith regarding the sale or lease of such goods) any of the Goods which are the subject of such Account, and (z) such Borrowing Base Company has possession of, or such Borrowing Base Company has delivered to Agent (at Agent's request) shipping and delivery receipts evidencing delivery of such Goods;

                  (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, and it either (A) is due and payable within ninety (90) days after the date of the invoice and does not remain unpaid one hundred twenty (120) days past the invoice date thereof, (B) with respect to an Account which is due and payable after ninety (90) days past the invoice date thereof but not more than one hundred eighty (180) days past the invoice date thereof ("Regular Datings"), does not remain unpaid thirty
      (30) days after the date upon which it is due or, in any event, two hundred ten (210) days after the invoice date thereof, or (C) with respect to an Account which is due and payable after one hundred eighty (180) days past the invoice date thereof ("Extended Datings"), such Account shall only be considered an Eligible Account at such date as it is within one hundred eighty (180) days of its due date, and such Account will only remain eligible thereafter so long as it does not remain unpaid thirty
      (30) days after the date upon which it is due; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid one hundred twenty (120) days after the respective invoice dates thereof or, with respect to Datings as described above, thirty (30) days after the date upon which they are due or, in any event, two hundred ten (210) days after the invoice date thereof, or with respect to Extended Datings as described above, thirty (30) days after the date upon which they are due, then all Accounts owing by that Account Debtor shall be deemed ineligible;

                  (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

                  (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

                  (vii) the Account Debtor thereunder is not a director, officer, employee or agent of a Company, or a Subsidiary or Affiliate;

                  (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department,


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

      agency or instrumentality thereof, unless such Borrowing Base Company assigns its right to payment of such Account to Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

                  (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires such Borrowing Base Company, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) such Borrowing Base Company has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Borrowing Base Company at its election; or (z) such Borrowing Base Company has proven, to Agent's satisfaction, that it is exempt from any such requirements under any such state's laws;

                  (x) the Account Debtor is located within the United States of America or Canada;

                  (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

                  (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of any Company contained in this Agreement;

                  (xiii) it is not an Account which, when added to a particular Account Debtor's other indebtedness to the Borrowing Base Companies, as a whole, (a) in the case of Home Depot, exceeds 65% of all Accounts of the Borrowing Base Companies, as a whole, during the period commencing January 1st of each year and ending June 30th of each year, and 75% of all Accounts of the Borrowing Base Companies, as a whole, at all other times,
      (b) in the case of each of Lowe's, Ace and Wal-Mart, exceeds 35% of all Accounts of the Borrowing Base Companies, as a whole, (c) in the case of TruServ, exceeds 25% of all Accounts of the Borrowing Base Companies, as a whole, or (d) in the case of all other Account Debtors, exceeds 10% of all Accounts of the Borrowing Base Companies, as a whole, or a credit limit determined by Agent in its sole but reasonable discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit); and

                  (xiv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Agent in its sole but reasonable discretion.


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

            "Eligible Inventory" shall mean Inventory of a Borrowing Base Company which is acceptable to Agent in its sole but reasonable discretion for lending purposes. Without limiting Agent's discretion, Agent shall, in general, consider Inventory of a Borrowing Base Company to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

                  (i) it is owned by such Borrowing Base Company, such Borrowing Base Company has the right to subject it to a security interest in favor of Agent and it is subject to a first priority perfected security interest in favor of Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                  (ii) it is located on one of the premises listed on Exhibit A (or other locations of which Agent has been advised in writing pursuant to subsection 12(b)(i) hereof) and is not in transit;

                  (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Agent may otherwise consent in writing) manufactured and saleable in accordance with applicable laws and new and unused and free from defects which would, in Agent's sole determination, affect its market value;

                  (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Agent has given its prior written approval and such Borrowing Base Company has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Agent, in form and substance acceptable to Agent, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Agent shall require;

                  (v) Agent has determined, in accordance with Agent's customary business practices, that it is not unacceptable due to age, type, category or quantity;

                  (vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or
      (B) which violates any of the covenants of any Company contained in this Agreement;

                  (vii) it is not Excess Inventory; and

                  (viii) it is not Inventory consisting of work-in-process, promotional items or packaging materials.

            "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Company's business or facilities owned or operated by a Company, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

            "Event of Default" shall have the meaning specified in Section 15 hereof.

            "Excess Availability" shall mean, as of any date of determination by Agent, the excess, if any, of the lesser of (i) the Maximum Revolving Loan Limit less the sum of the outstanding Revolving Loans and (ii) the Revolving Loan Limit less the sum of the outstanding Revolving Loans, in each case as of the close of business on such date and assuming, for purposes of calculation, that all accounts payable which remain unpaid more than thirty (30) days after the due dates thereof as the close of business on such date are treated as additional Revolving Loans outstanding on such date.

            "Excess Cash Flow" shall have the meaning specified in the CapitalSource Agreements.

            "Excess Inventory" shall mean, with respect to an item of Inventory with a particular SKU, (a) from the date of this Agreement through September 30, 2004, any such item of Inventory of a Borrowing Base Company that is in excess of such Borrowing Base Company's 18 month supply of such Inventory or for which no sale has occurred during the preceding 12 month period, and (b) from and following October 1, 2004, any Inventory of a Borrowing Base Company that is in excess of such Borrowing Base Company's 12 month supply of such Inventory.

            "Fiscal Year" shall mean each twelve (12) month accounting period of Borrower, which ends on June 30 of each year.

            "Fixed Charges" shall mean for any period, without duplication, scheduled payments of principal during the applicable period with respect to all indebtedness of Borrower and its Subsidiaries, on a consolidated basis, for borrowed money, plus scheduled payments of principal during the applicable period with respect to all capitalized lease obligations of Borrower and its Subsidiaries, on a consolidated basis, plus scheduled payments of interest during the applicable period with respect to all indebtedness of Borrower and its Subsidiaries, on a consolidated basis, for borrowed money including capital lease obligations, plus unfinanced Capital Expenditures of Borrower and its Subsidiaries, on a consolidated basis, during the applicable period, plus payments during the applicable period in respect of income or franchise taxes of Borrower and its Subsidiaries, on a consolidated basis, plus dividends and/or distributions paid in cash by Borrower and its Subsidiaries during the applicable period, on a consolidated basis, plus cash paid during the applicable period for stock repurchases and/or redemptions by Borrower and its Subsidiaries, on a consolidated basis.

            "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

            "Indemnified Party" shall have the meaning specified in Section 18 hereof.

            "Indenture" shall mean that certain Amended and Restated Junior Subordinated Indenture dated as of October 29, 2003, as amended, governing the Junior Subordinated Debentures.

            "Interest Period" shall have the meaning specified in subsection 4(a)(ii) hereof.

            "Junior Subordinated Debentures" shall mean those certain 9.40% Junior Subordinated Deferrable Interest Debentures due April 15, 2028 issued by Borrower to the Trust, in the aggregate original principal amount of $65,200,000.

            "LaSalle Bank" shall mean LaSalle Bank National Association, Chicago, Illinois.

            "Liabilities" shall mean any and all obligations, liabilities and indebtedness of the Companies to Agent and each Lender or to any parent, affiliate or subsidiary of Agent and each Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

            "LIBOR Rate" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States dollars for a period equal to such Interest Period as displayed in the Bloomberg Financial Markets system (or such other authoritative source as selected by Lender in its sole but reasonable discretion) as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period divided by (b) a number equal to 1.0 minus the maximum reserve percentages (expressed as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by Agent by the Board of Governors of the Federal Reserve System. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

            "LIBOR Rate Loans" shall mean the Loans bearing interest with reference to the LIBOR Rate.

            "Loans" shall mean all loans and advances made by Agent and/or Lenders to or on behalf of Borrower hereunder.

            "Lock Box" and "Lock Box Account" shall have the meanings specified in subsection 8(a) hereof.

            "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of a Person.

            "Maximum Loan Limit" shall mean Twenty-Five Million and No/100 Dollars ($25,000,000).

            "Maximum Revolving Loan Limit" shall have the meaning specified in subsection 2(a) hereof.

            "Net Eligible Accounts" shall mean, as of any date of determination, the aggregate gross amount of all Eligible Accounts less the sum of the Co-op Reserve, plus the Rebate Reserve, plus the Dilution Reserve.

            "Obligor" shall mean Borrower, each Credit Party and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

            "Original Term" shall have the meaning specified in Section 10 hereof.

            "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of a Company or any other Person and delivered to Agent and/or any Lender or to any parent, affiliate or subsidiary of Agent and/or any Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

            "PBGC" shall have the meaning specified in subsection 12(b)(v) hereof.

            "Permitted Catch-Up Payments" shall mean an amount, in any 12 consecutive month period, not to exceed the lesser of (a) $575,000 or (b) the amount of interest that has accrued during any Extension Period (as defined in the Indenture) established by Borrower under the Trust Agreements, and that is due and payable upon Borrower's termination of such Extension Period, pursuant to the terms of the Indenture.

            "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Agent; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on a Company's ability to use such real property for its intended purpose in connection with such Company's business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (v) liens set forth on Schedule 1 hereto; and (vi) liens specifically permitted by Agent in writing.

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

            "Plan" shall have the meaning specified in subsection 12(b)(v) hereof.

            "Pre-Settlement Determination Date" shall have the meaning specified in Section 18 hereof.

            "Prime Rate" shall mean LaSalle Bank's publicly announced prime rate (which is not intended to be LaSalle Bank's lowest or most favorable rate in effect at any time) in effect from time to time.

            "Prime Rate Loans" shall mean the Loans bearing interest with reference to the Prime Rate.

            "Pro Rata Share" shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than nine (9) decimal places), the numerator of which shall be the Revolving Loan Commitment of such Lender at such time and the denominator of which shall be the Maximum Loan Limit at such time.

            "Rebate Reserve" shall mean, as of any date of determination, the amount accrued (in a manner consistent with prior practices of Borrowing Base Companies) by the Borrowing Base Companies for rebates, as such amount may be adjusted by Agent in its sole but reasonable discretion.

            "Renewal Term" shall have the meaning specified in Section 10 hereof.

            "Requisite Lenders" shall mean, at any time, Lenders having Pro Rata Shares aggregating at least sixty-six and two-thirds percent (66 2/3%) at such time.

            "Revolving Loan Commitment" shall mean, with respect to any Lender, the maximum amount of Revolving Loans which such Lender has agreed to make to Borrower, subject to the terms and conditions of this Agreement, as set forth on the signature page hereto or an Assignment and Acceptance Agreement executed by such Lender.

            "Revolving Loan Limit" shall have the meaning specified in subsection 2(a) hereof.

            "Revolving Loans" shall have the meaning specified in subsection 2(a) hereof.

            "Seasonal Availability Amount" shall mean an amount equal to (a) $2,000,000 during the months of October, November, December and January of each year, (b) $1,500,000 from February 1 through February 7 of each year, (c) $1,000,000 from February 8 through February 14 of each year, (d) $500,000 from February 15 through February 21 of each year, and (e) zero at all other times.

            "Settlement Date" shall have the meaning specified in Section 18 hereof.

            "Subordination Agreements" shall mean, collectively, the CapitalSource Subordination Agreement, the Central Garden Subordination Agreement and the U.S. Home & Garden Subordination Agreement.

            "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Company, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by a Company or any partnership of which a Company is a general partner.

            "Tax" shall mean, in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required to be paid by Agent or any Lender and/or to be withheld or deducted from any payment otherwise required hereby to be made by Borrower to Agent or any Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income of Agent or any Lender.

            "Trust" shall mean Easy Gardener Products Trust I, a Delaware trust.

            "Trust Agreements" shall mean, collectively, the Indenture and the Junior Subordinated Debentures, together with all other documents related thereto, as amended.

            "U.K. Subsidiary" shall mean Easy Gardener U.K., a corporation organized under the laws of the United Kingdom.

            "U.S. Home & Garden Agreements" shall mean (i) that certain Subordinated Promissory Note executed by Borrower in favor of U.S. Home & Garden, Inc. dated as of October 29, 2003, in the original principal amount of $1,600,000, and (ii) each other document or agreement executed in connection therewith, including without limitation the U.S. Home & Garden Subordination Agreement.

            "U.S. Home & Garden Subordination Agreement" shall mean that certain Subordination Agreement dated as of April 27, 2004, between U.S. Home & Garden, Inc. and Agent, as the same may be amended or otherwise modified from time to time in accordance with its terms.

            2. LOANS.

            (a) Revolving Loans.

            Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, each Lender, severally and not jointly, shall, absent the occurrence of an Event of Default, make its Pro Rata Share of revolving loans and advances (the "Revolving Loans") requested by Borrower up to such Lender's Revolving Loan Commitment so long as after giving effect to such Revolving Loans, the sum of the aggregate unpaid principal balance of the Revolving Loans does not exceed an amount up to the sum of the following sublimits (the "Revolving Loan Limit"):

                  (i) Up to eighty-five percent (85%), or such lesser percentage as determined by Agent in its sole but reasonable discretion, of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of a Borrowing Base Company's business) of the Borrowing Base Companies' Net Eligible Accounts; plus

                  (ii) The lesser of (a) the sum of up to sixty percent (60%) of the lower of cost or market value of the Borrowing Base Companies' Eligible Inventory consisting of finished goods, plus up to fifty percent (50%) of the lower of cost or market value of the Borrowing Base Companies' Eligible Inventory consisting of raw materials, and (b) Four Million and No/100 Dollars ($4,000,000), whichever is less; plus

                  (iii) The Seasonal Availability Amount; minus

                  (iv) such reserves as Agent elects, in its sole but reasonable discretion to establish from time to time;

provided, that (w) the amount of advances against Net Eligible Accounts that are Regular Datings and Extended Datings shall at no time exceed $6,000,000 in the aggregate, (x) the amount of advances against Net Eligible Accounts that are Extended Datings shall at no time exceed $2,000,000 in the aggregate, (y) the amount of advances against WCP's Net Eligible

Accounts and WCP's Eligible Inventory shall at no time exceed $1,000,000 in the aggregate, and (z) the Revolving Loan Limit shall in no event exceed Twenty-Five Million and No/100 Dollars ($25,000,000) (the "Maximum Revolving Loan Limit") except as such amount may be increased or, following the occurrence of an Event of Default, decreased, by all Lenders, in each Lender's sole but reasonable discretion or decreased by Agent in its sole but reasonable discretion.

            The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit and (ii) the Maximum Revolving Loan Limit. If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Limit or the Maximum Revolving Loan Limit, or any portion of the Revolving Loans exceeds any applicable sublimit within the Revolving Loan Limit, Borrower shall immediately, and without the necessity of demand by Agent, pay to Agent such amount as may be necessary to eliminate such excess and Agent shall apply such payment to the Revolving Loans in such order as Agent shall determine in its sole but reasonable discretion; provided that Agent may, in its sole discretion, permit such excess (the "Interim Advance") to remain outstanding and continue to advance Revolving Loans to Borrower on behalf of Lenders without the consent of any Lender for a period of up to ninety (90) calendar days, so long as (i) the amount of the Interim Advances does not exceed at any time Two Million Three Hundred Thousand and No/100 Dollars ($2,300,000),
(ii) the aggregate outstanding principal balance of the Revolving Loans does not exceed the Maximum Loan Limit, and (iii) Agent has not been notified by Requisite Lenders to cease making such Revolving Loans. If the Interim Advance is not repaid in full within ninety (90) days of the initial occurrence of the Interim Advance, no future advances may be made to Borrower without the consent of all Lenders until the Interim Advance is repaid in full.

            Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make Revolving Loans hereunder, and the failure of any Lender to make its Pro Rata Share of any Revolving Loan hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of any Revolving Loans hereunder.

            If Borrower makes a request for a Revolving Loan as provided herein, Agent, at its option and in its sole discretion, shall do either of the following:

                  (i) advance the amount of the proposed Revolving Loan to Borrower disproportionately (a "Disproportionate Advance") out of Agent's own funds on behalf of Lenders, which advance shall be on the same day as Borrower's request therefor with respect to Prime Rate Loans if Borrower notifies Agent of such request by 1:00 P.M. (Chicago time) on such day, and request settlement in accordance with Section 18 hereof such that upon such settlement each Lender's share of the outstanding Revolving Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share; or

                  (ii) Notify each Lender by telecopy, electronic mail or other similar form of teletransmission of the proposed advance on the same day Agent is notified or deemed notified by Borrower of Borrower's request for an advance pursuant to this

      Section 2(a). Each Lender shall remit, to the demand deposit account designated by Borrower (i) with respect to Prime Rate Loans, at or prior to 3:00 P.M., Chicago time, on the date of notification, if such notification is made before 1:00 P.M., Chicago time, or 10:00 A.M., Chicago time, on the Business Day immediately succeeding the date of such notification, if such notification is made after 1:00 P.M., Chicago time, and (ii) with respect to LIBOR Rate Loans, at or prior to 10:30 A.M., Chicago time, on the date such LIBOR Rate Loans are to be advanced, immediately available funds in an amount equal to such Lender's Pro Rata Share of such proposed advance.

If and to the extent that a Lender does not settle with Agent as required under this Agreement (a "Defaulting Lender") Borrower and Defaulting Lender severally agree to repay to Agent forthwith on demand such amount required to be paid by such Defaulting Lender to Agent, together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent (x) in the case of a Defaulting Lender at the rate published by the Federal Reserve Bank of New York on the next succeeding Business Day as the "Federal Funds Rate" or if no such rate is published for any Business Day, at the average rate quoted for such day for such transactions from three (3) federal funds brokers of recognized standing selected by Agent, and
(y) in the case of Borrower, at the interest rate applicable at such time for such Loans; provided, that Borrower's obligation to repay such advance to Agent shall not relieve such Defaulting Lender of its liability to Agent for failure to settle as provided in this Agreement.

            Borrower hereby authorizes Agent, in its sole but reasonable discretion, to charge any of Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

            A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Borrower shall give Agent same day notice, no later than 1:00 P.M. (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default. In the event that Borrower maintains a controlled disbursement account at LaSalle Bank, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrower, Agent may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower. Unless Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower, Agent shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower and Agent shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

            Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: the proceeds of each Revolving Loan requested under
Section 2(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower and Agent from time to time, or elsewhere if pursuant to a written direction from Borrower.

            (b) Repayments.

            The Revolving Loans and all other Liabilities shall be repaid on the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof.

            (c) Notes.

            The Loans shall, in Agent's and Lenders' sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to each Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent and each Lender.

            3. [INTENTIONALLY OMITTED.]

            4. INTEREST, FEES AND CHARGES.

            (a) Interest Rate.

            Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (i),
(ii) or (iii) below:

                  (i) one-half of one percent (0.5%) per annum in excess of the Prime Rate in effect from time to time (provided, however, that such per annum rate shall be reduced to one-fourth of one percent (0.25%) per annum in excess of the Prime Rate in effect from time to time if Borrower and its Subsidiaries have EBITDA in excess of $13,500,000 for the twelve month period ending June 30, 2004, as evidenced by the financial statements to be delivered to Agent for the month ending on such date in accordance with subsection 9(c) of this Agreement, from and following the date on which Agent receives such financial statements), payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

                  (ii) three hundred twenty-five (325) basis points in excess of the LIBOR Rate for the applicable Interest Period, such rate to remain fixed for such Interest Period (provided, however, that such rate shall be reduced to two hundred fifty (250) basis points in excess of the LIBOR Rate for any new Interest Periods, such rate to remain fixed for such Interest Periods, if Borrower and its Subsidiaries have EBITDA in excess of $13,500,000 for the twelve month period ending June 30, 2004, as evidenced by the financial statements to be delivered to Agent for the month ending on such date in accordance with subsection 9(c) of this Agreement, from and following the date on which Agent receives such financial statements). "Interest Period" shall mean any continuous period of (1) one, two (2) or three (3) months, as selected from time to time by Borrower by irrevocable notice (in writing, by telecopy, telex, electronic mail or cable) given to Agent not less than three (3) Business Days prior to the first day of each respective Interest Period; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (C) if for any reason Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the last Business Day of each month in arrears and on the last Business Day of such Interest Period.

                  (iii) Upon the occurrence of an Event of Default and during the continuance thereof, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

            (b) Other LIBOR Provisions.

                  (i) Subject to the provisions of this Agreement, Borrower shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (B) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (C) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans if the continuation or conversion thereof would violate the provisions of subsections 4(b)(ii) or 4(b)(iii) of this Agreement or if an Event of Default has occurred.

                  (ii) Agent's determination of the LIBOR Rate as provided above shall be conclusive, absent manifest error. Furthermore, if Agent or any Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Agent or such Lender in the London Interbank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the

      Loans requested by Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in subsection 4(a)(ii) of this Agreement shall not represent the effective pricing to such Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Agent shall promptly notify Borrower and (1) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

                  (iii) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Agent or any Lender or its lending offices (a "Regulatory Change"), shall, in the opinion of counsel to Agent or such Lender, make it unlawful for Agent or such Lender to make or maintain LIBOR Rate Loans, then Agent shall promptly notify Borrower and (A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law, (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured, and (C) Borrower may voluntarily prepay all of the Liabilities in full, in cash, and shall not be required to pay any prepayment fee pursuant to Section 10 of this Agreement, so long as Agent receives such prepayment of the Liabilities in full, in cash, within 120 days after the occurrence of such Regulatory Change and Borrower terminates this Agreement.

                  (iv) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by Borrower in its request (other than as a result of a default by Agent or a Lender), Borrower agrees to indemnify Agent and each Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Agent or such Lender to fund or maintain such LIBOR Rate Loan) cost or expense incurred by Agent or such Lender as a result of such prepayment.

                  (v) If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Agent or any Lender; (B) subject Agent or any Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Agent or any Lender of principal or interest due from Borrower to Agent or such Lender hereunder (other than a change in the taxation of the overall net income of Agent or such Lender); or (C) impose on Agent or any Lender any other condition regarding the LIBOR Rate Loans or Agent's or any Lender's funding thereof, and Agent or any Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Agent or such Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Agent or such Lender hereunder, then Borrower shall pay to such party, on demand, such additional amounts as such party shall, from time to time, determine are sufficient to compensate and indemnify such party from such increased cost or reduced amount.

                  (vi) Each of Agent and each Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (A) Agent or any Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (B) Borrower shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Agent or such Lender to reflect all additional costs incurred by Agent or such Lender in connection with the payment by Agent or such Lender or the withholding by Borrower of such Tax and Borrower shall provide Agent or such Lender with a statement detailing the amount of any such Tax actually paid by Borrower. Determination by Agent or any Lender of the amount of such costs shall be conclusive, absent manifest error. If, after any such adjustment, any part of any Tax paid by Agent or any Lender is subsequently recovered by Agent or such Lender, such party shall reimburse Borrower to the extent of the amount so recovered. A certificate of an officer of Agent or any Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

                  (vii) Each request for LIBOR Rate Loans shall be in an amount not less than Five Hundred Thousand and No/100 Dollars ($500,000), and in integral multiples of, One Hundred Thousand and No/100 Dollars ($100,000).

                  (viii) Unless otherwise specified by Borrower, all Loans shall be Prime Rate Loans.

                  (ix) No more than three (3) Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans at any one time.

            (c) Fees And Charges.

                  (i) Closing Fee: Borrower shall pay to Agent, for the benefit of Lenders, a closing fee of One Hundred Twenty-Five Thousand Dollars ($125,000), which fee shall be fully earned and payable on the date of disbursement of the initial Loans hereunder.

                  (ii) Collateral Management Fee: Borrower shall pay to Agent, for its own account, a monthly collateral management fee in the amount of $2,000, which fee shall be fully earned as of the date of this Agreement and shall be payable monthly in arrears on the first Business Day of each month.

                  (iii) Costs and Expenses: Borrower shall reimburse Agent for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees (whether for internal or outside counsel), incurred by Agent in connection with the (i) documentation and consummation of this transaction and any other transactions among any Company, Agent and Lenders, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Agent's and/or any Lender's rights under this Agreement or any Other Agreement. Borrower shall also pay all normal service charges with respect to all accounts maintained by any Company with any Lender and LaSalle Bank and any additional services requested by any Company from any Lender and LaSalle Bank. All such costs, expenses and charges shall, if owed to LaSalle Bank, be reimbursed by Agent and Lenders and in such event, or in the event such costs and expenses are owed to Agent or a Lender, shall constitute Liabilities hereunder, shall be payable by Borrower to LaSalle on demand, and until paid, shall bear interest at the highest rate then applicable to Loans hereunder. In addition, following the occurrence of an Event of Default, Borrower shall reimburse each Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by such Lender in connection with the (i) collection, protection or enforcement of any rights in or to the Collateral; (ii) collection of any Liabilities; and (iii) administration and enforcement of any of Lenders' rights under this Agreement.

                  (iv) Capital Adequacy Charge. If Agent or any Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Agent or such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration such party's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Agent to Borrower of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrower shall pay to such party such additional amount or amounts ("Capital Adequacy Charge") as will compensate such party for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Agent or such Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Agent or such Lender, and the method by which such amount was determined. In determining such amount, the applicable party may use any reasonable averaging and attribution method, applied on a non-discriminatory basis. Notwithstanding the foregoing, upon Borrower's receipt of a Capital Adequacy Demand from Agent, Borrower may elect to voluntarily prepay all of the Liabilities in full, in cash, and shall not be required to pay any prepayment fee pursuant to Section 10 of this Agreement, so long as (a) Agent receives such prepayment of the Liabilities in full, in cash, within 120 days after Borrower's receipt of such Capital

      Adequacy Demand and (b) Borrower terminates this Agreement; provided, however, that the foregoing shall not in any way affect Borrower's obligation to pay the Capital Adequacy Charge set forth in any such Capital Adequacy Demand.

            (d) Maximum Interest.

            It is the intent of the parties that the rate of interest and other charges to Borrower under this Agreement and the Other Agreements shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Agent or any Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

            5. COLLATERAL.

            (a) Grant of Security Interest to Agent.

            As security for the payment of all Loans now or in the future made by Agent and Lenders to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, each Company hereby assigns to Agent, for the benefit of Lenders, and grants to Agent, for the benefit of Lenders, a continuing security interest in the following property of such Company, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Company has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Company; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash;
(g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto (i) any other property of such Company now or hereafter in the possession, custody or control of Agent or any Lender or any agent or any parent, affiliate or subsidiary of Agent or any Lender or any participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (j) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Company's books and records relating to any of the foregoing and to such Company's business.

            (b) Other Security.

            Agent, in its sole discretion, without waiving or releasing any obligation, liability or duty of any Company under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Agent in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Agent shall constitute Liabilities, payable by Borrower to Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

            (c) Possessory Collateral.

            Immediately upon any Company's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities (but excluding any certificated securities evidencing the partnership interests of the Borrower, pursuant to the terms of the CapitalSource Subordination Agreement), such Company shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as such Company's attorney and agent-in-fact, to endorse or assign the same on such Company's behalf.

            (d) Electronic Chattel Paper.

            To the extent that any Company obtains or maintains any Electronic Chattel Paper, such Company shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

            6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

            Each Company shall, at Agent's request, at any time and from time to time, authenticate, execute and deliver to Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Agent) and do such other acts and things or cause third parties to do such other acts and things as Agent may deem necessary or desirable in its sole but reasonable discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Agent (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Each Company irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Company's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Agent's security interest in the Collateral. Each Company further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Each Company further ratifies and confirms the prior filing by Agent of any and all financing statements which identify such Company as debtor, Agent as secured party and any or all Collateral as collateral.

            7. POSSESSION OF COLLATERAL AND RELATED MATTERS.

            Unless (x) an Event of Default has occurred, and (y) Agent has notified a Company that it no longer has the right to sell its Inventory or consume raw materials or work in process as set forth below, each Company shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Company's business, to (a) sell, lease or furnish under contracts of service any of such Company's Inventory normally held by such Company for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by such Company for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Company.

            8. COLLECTIONS.

            (a) Each Borrowing Base Company shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, Agent, at a financial institution acceptable to Agent. Each Borrowing Base Company shall establish an account (the "Lock Box Account") in Agent's name with a financial institution acceptable to Agent, into which all payments received in the Lock Box shall be deposited, and into which such Borrowing Base Company will immediately deposit all payments received by such Borrowing Base Company on Accounts in the identical form in which such payments were received, whether by cash or check. If any Borrowing Base Company, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of any Borrowing Base Company or any Affiliate or Subsidiary, or any other Person acting for or in concert with any Borrowing Base Company shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrowing Base Company and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. The financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Agent, that the amounts on deposit in such Lock Box and Lock Box Account are the sole and exclusive property of Agent, that such financial institution will follow the instructions of Agent with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from any Borrowing Base Company, that such financial institution has no right to setoff against the Lock Box or Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box or Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Agent in a manner satisfactory to Agent, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Each Borrowing Base Company agrees that all payments made to such Lock Box Account or otherwise received by Agent, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement; provided, that so long as no Event of Default has occurred, payments received by Agent shall not be applied to the unmatured portion of the LIBOR Rate Loans, but shall be held in a[n interest bearing] cash collateral account maintained by Agent, until the earlier of (i) the last Business Day of the Interest Period applicable to such LIBOR Rate Loan and (ii) the occurrence of an Event of Default; provided further, that so long as no Event of Default has occurred, the immediately available funds in such cash collateral account may be disbursed, at Borrower's discretion, to Borrower so long as after giving effect to such disbursement, Borrower's availability under subsection 2(a) hereof at such time, equals or exceeds the outstanding Revolving Loans at such time. Borrower agrees to pay all fees, costs and expenses in connection with opening and maintaining the Lock Box and Lock Box Account. All of such fees, costs and expenses if not paid by Borrower, may be paid by Agent and in such event all amounts paid by Agent shall constitute Liabilities hereunder, shall be payable to Agent by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the applicable Borrowing Base Company to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on such Borrowing Base Company's behalf. For the purpose of this section, each Borrowing Base Company irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Borrowing Base Company's true and lawful attorney and agent-in-fact (i) to endorse such Borrowing Base Company's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrowing Base Company or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of such Borrowing Base Company's mail is deposited, and open and process all mail addressed to such Borrowing Base Company and deposited therein.

            (b) Agent may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of any Company's Accounts or other amounts owed to any Company by suit or otherwise; (ii) exercise all of each Company's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Company; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to any Company, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of any Company or other amount owed to such Company upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign any Company's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Company; and (vi) do all other acts and things which are necessary, in Agent's sole but reasonable discretion, to fulfill the Companies' obligations under this Agreement and the Other Agreements and to allow Agent to collect the Accounts or other amounts owed to the Companies. In addition to any other provision hereof, Agent may at any time, whether before or after the occurrence and during the continuance of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Agent of any amounts due or to become due thereunder.

            (c) For purposes of calculating interest and fees, Agent shall, within one and one quarter (1.25) Business Days after receipt by Agent at its office in Chicago, Illinois of (i) checks and (ii) cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Agent shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Agent shall determine in its sole but reasonable discretion, on the day of receipt, subject to actual collection.

            (d) On a monthly basis, Agent shall deliver to Borrower an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower unless Borrower notifies Agent in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

            (e) Each Borrowing Base Company hereby agrees that within ninety
(90) days after the date of this Agreement, it will transfer all of its existing Lock Box Accounts to a new Lock Box Account to be established at LaSalle Bank, pursuant to the terms and conditions set forth in this Section 8.

            9. COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

            (a) Daily Reports.

            Borrower shall deliver to Agent an executed daily loan report and certificate in Agent's then current form at least once each week, which shall be accompanied by copies of each Borrowing Base Company's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of each Borrowing Base Company with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Agent and shall contain such additional information concerning Accounts and Inventory as may be requested by Agent including, without limitation, but only if specifically requested by Agent, copies of all invoices prepared in connection with such Accounts.

            (b) Monthly Reports.

            Borrower shall deliver to Agent, in addition to any other reports, as soon as practicable and in any event: (i) within ten (10) days after the end of each month, (A) a detailed trial balance of each Borrowing Base Company's Accounts aged per invoice date, in form and substance reasonably satisfactory to Agent including, without limitation, the names and addresses of all Account Debtors of each Borrowing Base Company, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Agent may require in its sole but reasonable discretion), including a listing of any held checks; and (ii) within ten (10) days after the end of each month, the general ledger inventory account balance, a perpetual inventory report and Agent's standard form of Inventory report then in effect or the form most recently requested from Borrower by Agent, for each Borrowing Base Company by each category of Inventory, together with a description of the monthly change in each category of Inventory.

            (c) Financial Statements.

            Borrower shall deliver to Agent and each Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets, on a consolidated and consolidating basis, and statements of income, retained earnings and cash flow of Borrower, on a consolidated basis, certified by the Chief Financial Officer of Borrower (provided, however, that Agent and each Lender agree that such consolidating financial statements shall not include the cash flow statement of the U.K. Subsidiary but that Borrower shall deliver to Agent, no later than thirty (30) days after each calendar month, a separate statement of cash flow with respect to the U.K. Subsidiary); and (ii) no later than ninety (90) days after the end of each of Borrower's Fiscal Years, (a) unaudited financial statements, on a consolidated and consolidating basis, and (b) audited annual financial statements, on a consolidated basis, with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Agent, which financial statements shall be accompanied by (A) a letter from such accountants acknowledging that they are aware that a primary intent of Borrower in obtaining such financial statements is to influence Agent and Lenders and that Agent and Lenders are relying upon such financial statements in connection with the exercise of their rights hereunder and (B) copies of any management letters sent to the Borrower or any other Company by such accountants.

            (d) Annual Projections.

            As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrower shall deliver to Agent and each Lender projected balance sheets, statements of income and cash flow for the Companies, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Agent.

            (e) Explanation of Budgets and Projections.

            In conjunction with the delivery of the annual presentation of projections or budgets referred to in subsection 9(d) above, Borrower shall deliver a letter signed by the President or a Vice President of Borrower and by the Treasurer or Chief Financial Officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

            (f) Public Reporting.

            Promptly upon the filing thereof, Borrower shall deliver to Agent and each Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which any Company files with the Securities and Exchange Commission, as well as promptly providing to Agent and each Lender copies of any reports and proxy statements delivered to its shareholders.

            (g) Other Information.

            Promptly following request therefor by Agent, such other business or financial data, reports, appraisals and projections as Agent may reasonably request.

            10. TERMINATION; AUTOMATIC RENEWAL.

            THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL APRIL 27, 2007 (THE "ORIGINAL TERM") AND SHALL AUTOMATICALLY RENEW ITSELF FROM YEAR TO YEAR THEREAFTER (EACH SUCH ONE-YEAR RENEWAL BEING REFERRED TO HEREIN AS A "RENEWAL TERM") UNLESS (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; OR (B) BORROWER OR ANY LENDER ELECTS TO TERMINATE THIS AGREEMENT AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING THE OTHER PARTIES HERETO WRITTEN NOTICE OF SUCH ELECTION AT LEAST NINETY (90) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM, IN WHICH CASE BORROWER SHALL PAY ALL OF THE LIABILITIES IN FULL ON THE LAST DAY OF SUCH TERM. If the term of this Agreement expires or if one or more of the events specified in clauses (A) or (B) occurs, then (i) Agent and Lenders shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this

Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, the Companies shall deliver to Agent and Lenders a release, in form and substance satisfactory to Agent, of all obligations and liabilities of Agent and Lenders and their officers, directors, employees, agents, parents, subsidiaries and affiliates to each Company, and if Borrower and/or the Companies are obtaining new financing from another lender, the Companies shall deliver such lender's indemnification of Agent and Lenders, in form and substance satisfactory to Agent, for checks which Agent has credited to Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to Borrower's account. If this Agreement is terminated prior to the end of the Original Term or any Renewal Term (if this Agreement is renewed pursuant to this Section 10), whether terminated as a result of a voluntary prepayment of all of the Liabilities by Borrower and delivery of notice of termination in accordance with clause (B) above, or as a result of an Event of Default or otherwise, Borrower agrees to pay to Agent, for the benefit of Lenders, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) one percent (1%) of the Maximum Loan Limit if such prepayment occurs two (2) years or more prior to the end of the Original Term, or (ii) one-half of one percent (0.5%) of the Maximum Loan Limit if such prepayment occurs less than two (2) years prior to the end of the Original Term or during any then current Renewal Term; provided, however, that such prepayment fee shall be equal to $0 if (x) such prepayment occurs less than two (2) years prior to the end of the Original Term, (y) is funded with proceeds from the acquisition of the Borrower by Central Garden & Pet Company, and (z) either LaSalle or LaSalle Bank is a lender to Central Garden & Pet Company at such time.

            11. REPRESENTATIONS AND WARRANTIES.

            Each Company hereby represents and warrants to Agent and each Lender, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of such Company's execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by each Company at the time each Loan is made pursuant to this Agreement.

            (a) Financial Statements and Other Information.

            The financial statements and other information delivered or to be delivered by the Companies to Agent or any Lender at or prior to the date of this Agreement accurately reflect the financial condition of the Companies, and there has been no adverse change in the financial condition, the operations or any other status of any Company since the date of the financial statements delivered to Agent most recently prior to the date of this Agreement. All written information now or heretofore furnished by any Company to Agent or any Lender is true and correct as of the date with respect to which such information was furnished.

            (b) Locations.

            The office where each Company keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Company's principal place of business and all of each Company's other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Exhibit A and at other locations within the continental United States of which Agent has been advised by the Companies in accordance with subsection 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which the Companies shall have advised Agent in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit A, and at other locations within the continental United States of which Agent has been advised by the Companies in writing in accordance with subsection 12(b)(i) hereof.

            (c) Loans by Companies.

            No Company has made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of such Company for travel and other expenses arising in the ordinary course of such Company's business and loans permitted pursuant to subsection 13(f) hereof.

            (d) Accounts and Inventory.

            Each Account or item of Inventory which any Borrowing Base Company shall, expressly or by implication, request Agent to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Agent from time to time.

            (e) Liens.

            Each Company is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Company, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

            (f) Organization, Authority and No Conflict.

            Each Company is duly organized, validly existing and in good standing in the jurisdiction of organization set forth on Exhibit A, each Company's state organizational identification number is set forth on Exhibit A and each Company is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Each Company has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Each Company's execution, delivery and performance of this Agreement and the Other

Agreements does not conflict with the provisions of the organizational documents of such Company, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Company, and each Company's execution, delivery and performance of this Agreement and the OtherAgreements shall not result in the imposition of any lien or other encumbrance upon any of such Company's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Company or any of its property may be bound or affected.

            (g) Litigation.

            There are no actions or proceedings which are pending or threatened against any Company which might have a Material Adverse Effect on such Company, and each Company shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Agent. No Company has any Commercial Tort Claims pending other than those set forth on Exhibit C hereto as Exhibit C may be amended from time to time.

            (h) Compliance with Laws and Maintenance of Permits.

            Each Company has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on such Company. Each Company is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect on such Company.

            (i) Affiliate Transactions.

            Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, no Company is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Company than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

            (j) Names and Trade Names.

            Each Company's name has always been as set forth on the first page of this Agreement and no Company uses any trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on
Schedule 11(j) hereto.

            (k) Equipment.

            Each Company has good and indefeasible and merchantable title to and ownership of all of its Equipment. No Equipment of a Company is a Fixture to real estate unless such real estate is owned by such Company and is subject to a mortgage in favor of Agent, or if such real estate is leased, is subject to a landlord's agreement in favor of Agent on terms acceptable to Agent, or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Agent.

            (l) Enforceability.

            This Agreement and the Other Agreements to which each Company is a party are the legal, valid and binding obligations of such Company and are enforceable against such Company in accordance with their respective terms.

            (m) Solvency.

            Each Company is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

            (n) Indebtedness.

            Except as set forth on Schedule 11(n) hereto, no Company is obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

            (o) Margin Security and Use of Proceeds.

            No Company owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            (p) Subsidiaries and Affiliates.

            Except as set forth on Schedule 11(p) hereto, no Company has any Subsidiaries or other Affiliates or divisions, nor is any Company engaged in any joint venture or partnership with any other Person.

            (q) No Defaults.

            No Company is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does any Company know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on any Company.

            (r) Employee Matters.

            There are no controversies pending or threatened between any Company and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on such Company, and each Company is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on such Company.

            (s) Intellectual Property.

            Each Company possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it.

            (t) Environmental Matters.

            No Company has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Company comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of each Company's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects such Company or its business, operations or assets or any properties at which such Company has transported, stored or disposed of any Hazardous Materials. No Company has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

            (u) ERISA Matters.

            Each Company has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

            12. AFFIRMATIVE COVENANTS.

            Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless the Companies obtain Requisite Lenders' prior written consent waiving or modifying any of the Companies' covenants hereunder in any specific instance, each Company covenants and agrees as follows:

            (a) Maintenance of Records.

            Each Company shall at all times keep accurate and complete books, records and accounts with respect to all of such Company's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A.

            (b) Notices.

            Each Company shall:

                  (i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Agent of the proposed opening of an new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of such Company's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Company has previously advised Agent that such Goods will be used.

                  (ii) Eligible Accounts and Inventory. Promptly upon becoming aware thereof, notify Agent if any Account or Inventory identified by a Borrowing Base Company to Agent as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

                  (iii) Litigation and Proceedings. Promptly upon becoming aware thereof, notify Agent of any actions or proceedings which are pending or threatened against such Company which might have a Material Adverse Effect on such Company and of any Commercial Tort Claims of such Company which may arise, which notice shall constitute such Company's authorization to amend Exhibit C to add such Commercial Tort Claim.

                  (iv) Names and Trade Names. Notify Agent within ten (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Agent in writing.

                  (v) ERISA Matters. Promptly notify Agent of (x) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of such Company, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

                  (vi) Environmental Matters. Immediately notify Agent upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Company, to the extent such non-compliance or violation could reasonably be expected to have a Material Adverse Effect on such Company, or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects such Company or its business operations or assets or any properties at which such Company has transported, stored or disposed of any Hazardous Materials.

                  (vii) Default; Material Adverse Change. Promptly advise Agent of any material adverse change in the business, property, assets, prospects, operations or condition, financial or otherwise, of any Company, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by the Companies to Agent in writing.

            (c) Compliance with Laws and Maintenance of Permits.

            Each Company shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on such Company and each Company shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on such Company. Following any determination by Agent that there is non-compliance, or any condition which requires any action by or on behalf of any Company in order to avoid non-compliance, with any Environmental Law, at such Company's expense cause an independent environmental engineer acceptable to Agent to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

            (d) Inspection and Audits.

            Each Company shall permit Agent and Lenders, or any Persons designated by Agent, to call at such Company's places of business at any reasonable times (upon prior notice to such Company if no Event of Default then exists), and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Company's books, records, journals, orders, receipts and any correspondence and other data relating to such Company's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Company's business as Agent may consider reasonable under the circumstances. Each Company shall furnish to Agent such information relevant to Agent's and/or any Lender's rights under this Agreement and the Other Agreements as Agent shall at any time and from time to time request. Agent, through its officers, employees or agents shall have the right, at any time and from time to time, in Agent's name, to verify the validity, amount or any other matter relating to any of each Company's Accounts, by mail, telephone, telecopy, electronic mail or otherwise. Each Company authorizes Agent and Lenders to discuss the affairs, finances and business of such Company with any officers, employees or directors of such Company or with any Affiliate of such Company or the officers, employees or directors of any Affiliate of such Company, and to discuss the financial condition of such Company with such Company's independent public accountants. Any such discussions shall be without liability to Agent or any Lender or to such Company's independent public accountants. Borrower shall pay to Agent all customary fees (currently $750 per person per day) and all costs and out-of-pocket expenses incurred by Agent in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder; provided, however, that if no Event of Default exists or is continuing, Borrower shall only be required to pay the foregoing fees, costs and expenses for three (3) audits in any calendar year.

            (e) Insurance.

            The Companies shall:

                  (i) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of the Companies, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Agent. Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Agent, showing loss under such insurance policies payable to Agent, for the benefit of Agent and Lenders. Such endorsement, or an independent instrument furnished to Agent, shall provide that the insurance company shall give Agent at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of any Company or any other Person shall affect the right of Agent to recover under such policy of insurance in case of loss or damage. In addition, each Company shall cause to be executed and delivered to Agent an assignment of proceeds of its business interruption insurance policies. Each Company hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Agent. Each Company irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as such Company's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

                  (ii) Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of the Companies with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Agent and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Agent, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Agent and Lenders as additional insureds thereunder and providing that the insurance company shall give Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

If any Company at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Agent, without waiving or releasing any obligation or default by such Company hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Agent deems advisable. Such insurance, if obtained by Agent, may, but need not, protect such Company's interests or pay any claim made by or against such Company with respect to the Collateral. Such insurance may be more expensive than the cost of insurance such Company may be able to obtain on its own and may be cancelled only upon such Company providing evidence that it has obtained the insurance as required above. All sums disbursed by Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

            (f) Collateral.

            Each Company shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Each Company shall permit Agent and Lenders to examine any of the Collateral at any time and wherever the Collateral may be located and, each Company shall, immediately upon request therefor by Agent, deliver to Agent any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Each Company shall, at the request of Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Agent, of the security interest of Agent hereunder.

            (g) Use of Proceeds.

            All monies and other property obtained by Borrower from Agent and Lenders pursuant to this Agreement shall be used solely for business purposes of Borrower.

            (h) Taxes.

            Each Company shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that each Company shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Company's financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; and
(iii) Agent has established a reserve against the Revolving Loan Limit in an amount which, in the sole but reasonable judgment of Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon. If any Company fails to pay any such taxes and in the absence of any such contest by such Company, Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Agent shall constitute Loans hereunder, shall be payable by Borrower to Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

            (i) Intellectual Property.

            Each Company shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

            (j) Checking Accounts; Cash Management Services.

            Each Company shall maintain a checking account with LaSalle Bank. Borrower shall be responsible for all normal charges assessed thereon. In addition, each Company shall enter into agreements with LaSalle Bank for standard cash management services. Each Company shall be responsible for all normal charges assessed thereon.

            In addition, within thirty (30) days of the date of this Agreement, Borrower shall have entered into a lockbox and blocked account agreement with Nova Scotia Bank, which agreement shall be in form and substance satisfactory to Agent, in its sole but reasonable discretion. Each Company acknowledges and agrees that Borrower's failure to enter into such lockbox and blocked account agreement with Nova Scotia Bank within thirty (30) days of the date of this Agreement shall constitute an Event of Default.

            (k) Interest Payments under Trust Documents.

            Each Company hereby agrees that so long as (i) no Event of Default exists or would be created thereby, (ii) no Event of Default exists under
Section 8(a) of the CapitalSource Term Loan and Security Agreement in effect on the date hereof, and (iii) the amount of Excess Cash Flow (calculated for the immediately preceding 12 month period) minus the amount of any deferred interest payments in respect of the Junior Subordinated Debentures is positive (each of the conditions set forth in the foregoing clauses (i)-(iii) are referred to herein as a "Debenture Interest Deferral Event"), Borrower may make (a) regularly scheduled interest payments with respect to the Junior Subordinated Debentures, in accordance with the terms set forth in the Trust Agreements, and
(b) solely to the extent (x) Excess Availability is at least $3,000,000 after giving effect to any Permitted Catch-Up Payments, (y) Borrower pays any Permitted Catch-Up Payment to the Trust, and (z) not less than twelve (12) months have passed since Borrower made any other Permitted Catch-Up Payment, Borrower may make Permitted Catch-Up Payments. Notwithstanding the foregoing, upon the occurrence of any Debenture Interest Deferral Event, Borrower hereby agrees that it shall exercise its right to defer its interest payments on the Junior Subordinated Debentures and to invoke an Extension Period (as such term is defined in the Indenture and the Junior Subordinated Debentures) for a period of up to sixty (60) consecutive months in accordance with the terms and provisions set forth in the Trust Agreements. Each Company further agrees that upon the occurrence of a Debenture Interest Deferral Event, Borrower shall not resume making its regularly scheduled, current interest payments on the Junior Subordinated Debentures or make any Permitted Catch-Up Payment until such time as the Companies have been in compliance with the terms and conditions of this Agreement for two consecutive fiscal quarters and Borrower has delivered to Agent calculations (in form and substance satisfactory to Agent in its sole but reasonable discretion) showing pro forma compliance with the EBITDA Threshold for such periods, assuming interest on the Junior Debentures were paid in cash for such periods.

            13. NEGATIVE COVENANTS.

            Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless the Companies obtain Requisite Lenders' prior written consent waiving or modifying any of the Companies' covenants hereunder in any specific instance, each Company agrees as follows:

            (a) Guaranties.

            No Company shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except (x) by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, and (y) that certain guaranty related to the Trust Agreements, as such guaranty is in effect on the date of this Agreement.

            (b) Indebtedness.

            No Company shall create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that a Company may (i) borrow money from a Person other than Agent and Lenders on an unsecured and subordinated basis if a subordination agreement in favor of Agent and Lenders and in form and substance satisfactory to Agent is executed and delivered to Agent relative thereto; (ii) maintain its present indebtedness listed on Schedule 11(n) hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted pursuant to subsection 14(d) hereof; and (v) incur operating lease obligations requiring payments not to exceed $950,000 in the aggregate during any Fiscal Year of Borrower.

            (c) Liens.

            No Company shall grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

            (d) Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

            No Company shall (i) enter into any merger or consolidation; (ii) change the state of its organization or enter into any transaction which has the effect of changing its state of organization; (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; or (v) enter into any other transaction outside the ordinary course of its business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest. No Company shall form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

            (e) Dividends and Distributions.

            Except as set forth on Schedule 13(e), Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if Borrower is a corporation) or on account of any equity interest in Borrower (if Borrower is a partnership, limited liability company or other type of entity).

            (f) Investments; Loans.

            No Company shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States; nor shall any Company lend or otherwise advance funds to any Person except for advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business and loans to employees not exceeding Twenty Thousand Dollars ($20,000) in the aggregate outstanding for all Persons at any one time.

            (g) Fundamental Changes, Line of Business.

            No Company shall amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from its current business.

            (h) Equipment.

            No Company shall (i) permit any Equipment to become a Fixture to real property unless such real property is owned by such Company and is subject to a mortgage in favor of Agent, or if such real estate is leased, is subject to a landlord's agreement in favor of Agent on terms acceptable to Agent, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Agent.

            (i) Affiliate Transactions.

            Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) hereof, no Company shall conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Company than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

            (j) Settling of Accounts.

            No Company shall settle or adjust any Account identified by a Borrowing Base Company as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Agent, provided, that following the occurrence [and during the continuance] of an Event of Default, no Company shall settle or adjust any Account without the consent of Agent.

            (k) Management Fees; Compensation.

            Except as set forth on Schedule 13(k) with respect to bonuses, no Company shall pay any management or consulting fees to any Persons, or pay annual aggregate compensation, whether as salary or otherwise, to any directors or officers of Borrower in excess of one hundred ten percent (110%) of the aggregate compensation, whether as salary or otherwise, to all directors, and officers of each Company in effect on the date of this Agreement for the first year and one hundred ten percent (110%) of the prior year's aggregate compensation amount for each subsequent year. The aggregate annual compensation amount(s) shall be adjusted each year for the net addition or loss of directors or officers.

            (l) Amendments to Subordinated Debt Documents.

            No Company shall amend or otherwise modify, or permit to be amended or otherwise modified, any of the following: (i) the CapitalSource Agreements, unless otherwise permitted under the CapitalSource Subordination Agreement, (ii) the Central Garden Agreements, (iii) the U.S. Home & Garden Agreements or (iv) the Trust Agreements. No Company may make any payments in respect of any indebtedness owing under the CapitalSource Agreements, the Central Garden Agreements or the U.S. Home & Garden Agreements except as specifically provided under the applicable Subordination Agreements.

            (m) Transfers of Property into the Trust and U.K. Subsidiary.

            No Company shall make any payments in respect of any indebtedness under the Trust Agreements or transfer any funds or other property into the Trust or, except as provided in Section 11(i), to the U.K. Subsidiary; provided, that Borrower may transfer funds into the Trust for the sole purpose of making regularly scheduled interest payments in respect of the Junior Subordinated Debentures in accordance with the terms of the Trust Documents, solely to the extent (i) no Event of Default then exists or would be created thereby, and (ii) EBITDA for the most recently ended twelve (12) month period is not less than the EBITDA Threshold.

            14. FINANCIAL COVENANTS.

            The Companies shall maintain and keep in full force and effect each of the financial covenants set forth below:

            (a) Fixed Charge Coverage.

            The Companies shall not permit the ratio of EBITDA to Fixed Charges to be less than 1.00 to 1.00 for any twelve (12) month period ending on the last day of any fiscal quarter.

            (b) EBITDA.

            Borrower shall not permit EBITDA to be less than the amount set forth below for the corresponding period set forth below:

                 Period                                                 Amount
                 ------                                                 ------

    Twelve months ending April 30, 2004                              $10,000,000

    Twelve months ending May 31, 2004                                $10,000,000

    Twelve months ending June 30, 2004                               $10,000,000

    Twelve months ending July 31, 2004                               $10,000,000

                 Period                                                 Amount
                 ------                                                 ------

   Twelve months ending August 31, 2004                              $10,000,000

  Twelve months ending September 30, 2004                            $10,000,000

  Twelve months ending December 31, 2004                             $10,000,000

    Twelve months ending March 31, 2005                              $10,000,000

    Twelve months ending June 30, 2005                               $11,500,000

  Twelve months ending September 30, 2005                            $11,500,000

  Twelve months ending December 31, 2005                             $11,500,000

    Twelve months ending March 31, 2006                              $11,500,000

Twelve months ending June 30, 2006 and the                           $12,500,000
twelve month period ending on the last day of each fiscal quarter thereafter

            (c) Leverage.

            Borrower shall not permit the ratio of (a) the sum of its average daily outstanding Revolving Loans for the last month during the period of calculation, plus the amount of indebtedness owing by Borrower to CapitalSource Finance LLC under the CapitalSource Agreements as of any date of determination to (b) EBITDA for each period set forth below, to exceed the ratio set forth below for the corresponding period set forth below:

                 Period                                                  Ratio
                 ------                                                 --------

    Twelve months ending June 30, 2004                                  3.25:1.0

  Twelve months ending September 30, 2004                               3.25:1.0

  Twelve months ending December 31, 2004                                3.25:1.0

    Twelve months ending March 31, 2005                                 3.25:1.0

    Twelve months ending June 30, 2005                                   3.0:1.0

  Twelve months ending September 30, 2005                                3.0:1.0

  Twelve months ending December 31, 2005                                 3.0:1.0

    Twelve months ending March 31, 2006                                  3.0:1.0

Twelve months ending June 30, 2006 and the                               3.0:1.0
twelve month period ending on the last day of each fiscal quarter thereafter

            (d) Capital Expenditure Limitations.

            Borrower and its Subsidiaries shall not make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate cost of all Capital Expenditures would exceed (i) $1,500,000 during the twelve month period ending June 30, 2004, (ii) $1,800,000 during the twelve month period ending June 30, 2005 or (iii) $2,300,000 during the twelve month period ending June 30, 2006 and the twelve month period ending each June 30 thereafter.

            15. DEFAULT.

            The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrower hereunder:

            (a) Payment.

            The failure of any Obligor to pay when due, declared due, or demanded by Agent, at the request of the Requisite Lenders, any of the Liabilities.

            (b) Breach of this Agreement and the Other Agreements.

            The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements, except that the breach by Borrower of its obligations under subsections 12(a), 12(c) and 12(i) shall not constitute an Event of Default unless such breach is not cured within fifteen
(15) days after the date such breach occurred.

            (c) Breaches of Other Obligations.

            The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure might have a Material Adverse Effect on such Obligor.

            (d) Breach of Representations and Warranties.

            The making or furnishing by any Obligor, Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Agent or any Lender, which is untrue or misleading in any respect.

            (e) Loss of Collateral.

            The loss, theft, damage or destruction of, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any portion of the Collateral with a value in excess of $100,000.

            (f) Levy, Seizure or Attachment.

            The making or any attempt by any Person to make any levy, seizure or attachment upon any of the Collateral.

            (g) Bankruptcy or Similar Proceedings.

            The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans to Borrower during such sixty (60) day period or, if earlier, until such proceedings are dismissed.

            (h) Appointment of Receiver.

            The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within sixty
(60) days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans to Borrower during such sixty (60) day period, or, if earlier, until such appointment is revoked or such proceedings are dismissed.

            (i) Judgment.

            The entry of any judgment or order against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution, unless (a) such judgment or order is for an amount less than $100,000, and (b) to the extent such judgment creates a lien in favor of the holder or holders of such judgment that has or could have priority over the liens of Agent and Lenders, Agent has established a reserve against the Revolving Loan Limit in such amount.

            (j) Death or Dissolution of Obligor.

            The death of any Obligor who is a natural Person, or of any general partner who is a natural Person of any Obligor which is a partnership, or any member who is a natural Person of any Obligor which is a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company, corporation or other entity.

            (k) Default or Revocation of Guaranty.

            The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Agent or any Lender pursuant to which such Person has guaranteed to Agent and Lenders the payment of all or any of the Liabilities or has granted Agent a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities.

            (l) Criminal Proceedings.

            The institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime.

            (m) Change of Control.

            The failure of (i) EG Product and EG to collectively own and have voting control of at least one hundred percent (100%) of the issued and outstanding voting equity interest of Borrower, or (ii) EYAS to own and have voting control of at least one hundred percent (100%) of the issued and outstanding voting equity interests of each of EG Product and EG; provided, however, that Central Garden & Pet Company may own and control, directly, up to 49% of the limited partnership interests of Borrower pursuant to the terms of the Central Garden Agreements, so long as (a) Agent shall have completed its business and legal due diligence of Central Garden & Pet Company and its management, the results of which shall be satisfactory to Agent in its sole but reasonable discretion, (b) no Event of Default then exists or is continuing, (c) CapitalSource Finance LLC has consented in writing to Central Garden & Pet Company's ownership and control of up to 49% of the limited partnership interests of Borrower pursuant to the terms and conditions of the CapitalSource Agreements, and (d) Borrower executes and delivers to Agent, for the benefit of the Lenders, a pledge agreement, in form and substance satisfactory to Agent, with respect to 49% of the limited partnership interests in Borrower owned by Central Garden & Pet Company, subject to the terms of the CapitalSource Subordination Agreement.

            (n) Change of Management.

            If Richard Grandy shall cease to be the President of Borrower at any time, provided, however, that if Richard Grandy dies at any time during the term of this Agreement, Borrower shall have ninety (90) days to find a replacement president that is acceptable to Agent and Lenders in their sole but reasonable discretion before such death constitutes an Event of Default under this clause
(n).

            (o) Material Adverse Change.

            Any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise of any Obligor, as determined by Requisite Lenders in their sole judgment or the occurrence of any event which, in Requisite Lenders' sole judgment, could have a Material Adverse Effect.

            (p) Breaches of Subordinated Debt Documents.

            The failure of any Company to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Company under, or the occurrence of a default under, any of the following: (i) the CapitalSource Agreements, (ii) the Central Garden Agreements, (iii) the U.S. Home & Garden Agreements, or (iv) the Trust Agreements.

            16. REMEDIES UPON AN EVENT OF DEFAULT.

            (a) Upon the occurrence of an Event of Default described in subsection 15(g) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Requisite Lenders, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

            (b) Upon the occurrence of an Event of Default, Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Agent's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of any Company's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same at any of any Company's premises without cost to Agent or Lenders. At Agent's request, each Company shall, at such Company's expense, assemble the Collateral and make it available to Agent at one or more places to be designated by Agent and reasonably convenient to Agent and such Company. Each Company recognizes that if such Company fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Agent and Lenders, and agrees that Agent and Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Agent and the applicable Company, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that such Company is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Agent and Lenders may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Agent of any of the Collateral may be applied by Agent to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Agent toward the payment of such of the Liabilities, and in such order of application, as Agent may from time to time elect.

            17. CONDITIONS PRECEDENT.

            The obligation of Agent and Lenders to fund the initial Revolving Loan is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

            (a) Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 17(a) (the "Closing Document List") in each case in form and substance satisfactory to Lender;

            (b) Since December 31, 2003, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Agent or Requisite Lenders in their sole but reasonable discretion;

            (c) Agent shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

            (d) Agent shall have determined that immediately after giving effect to (A) the making of the initial Loans, if any, requested to be made on the date hereof, (B) the payment of all fees due upon such date and (C) the payment or reimbursement by Borrower of Agent for all closing costs and expenses incurred in connection with the transactions contemplated hereby, Borrower has Excess Availability of not less than Two Million Dollars ($2,000,000); and

            (e) The Obligors shall have executed and delivered to Agent all such other documents, instruments and agreements which Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

            18. SETTLEMENTS, DISTRIBUTIONS AND APPORTIONMENT OF PAYMENTS.

            On a weekly basis (or more frequently if requested by Agent (a "Settlement Date"), Agent shall provide each Lender with a statement of the outstanding balance of the Liabilities as of the end of the Business Day immediately preceding the Settlement Date (the

"Pre-Settlement Determination Date") and the current balance of the Loans funded by each Lender (whether made directly by such Lender to Borrower or constituting a settlement by such Lender of a previous Disproportionate Advance made by Agent on behalf of such Lender to Borrower). If such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date exceeds such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then Agent shall, on the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender's instructions, and if such statement discloses that such Lender's current balance of the Loans as of the Pre-Settlement Determination Date is less than such Lender's Pro Rata Share of the Liabilities outstanding as of the Pre-Settlement Determination Date, then such Lender shall, on the Settlement Date, transfer, by wire transfer the net amount due to Agent in accordance with Agent's instructions. In addition, payments actually received by Agent with respect to the following items shall be distributed by Agent to Lenders as follows:

            (a) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to interest on the Loans shall be paid to each Lender in proportion to its Pro Rata Share, subject to any adjustments for any Disproportionate Advances as provided in subsection 2(a)(i), so that Agent shall receive interest on the Disproportion Advances and each Lender shall only receive interest on the amount of funds actually advanced by such Lender;

            (b) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the closing fee as provided in subsection 4(c)(i) shall be paid to each Lender in proportion to its Pro Rata Share;

            (c) Within one (1) Business Day of receipt thereof by Agent, payments to be applied to the prepayment fee set forth in Section 10 hereof shall be paid to each Lender in proportion to its Pro Rata Share.

            Notwithstanding the foregoing, Agent shall not be obligated to transfer to any Defaulting Lender any payment made by Borrower to Agent, nor shall such Defaulting Lender be entitled to share any interest, fees or other payment hereunder, until payment is made by such Defaulting Lender to Agent as required in this Agreement.

            19. AGENT.

            (a) Appointment of Agent.

                  (i) Each Lender hereby designates LaSalle as Agent to act as herein specified. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Except as otherwise provided herein, Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any of the Other Agreements for the benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees.

                  (ii) The provisions of this Section 19 are solely for the benefit of Agent and Lenders, and neither any Company nor any other Obligor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Obligor.

            (b) Nature of Duties of Agent.

            Agent shall not have duties, obligations or responsibilities except those expressly set forth in this Agreement and the Other Agreements. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or the Other Agreements a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the Other Agreements, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the Other Agreements except as expressly set forth herein.

            (c) Lack of Reliance on Agent.

                  (i) Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (A) its own independent investigation of the financial or other condition and affairs of Agent, each Obligor and any other Lender in connection with the taking or not taking of any action in connection herewith and (B) its own appraisal of the creditworthiness of Agent, each Obligor and any other Lender, and, except as expressly provided in this Agreement, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

                  (ii) Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Other Agreements or any notes or the financial or other condition of any Obligor. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Other Agreements, or the financial condition of any Obligor, or the existence or possible existence of any Event of Default.

            (d) Certain Rights of Agent.

            Agent shall have the right to request instructions from Requisite Lenders or all Lenders, as applicable, pursuant to this Agreement, by notice to each Lender. If Agent shall request instructions from Requisite Lenders or all Lenders, as applicable, with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all Lenders, as applicable, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of Requisite Lenders or all Lenders, as applicable.

            (e) Reliance by Agent.

            Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any of the Other Agreements or any instrument, document or communication furnished pursuant hereto or thereto or in connection herewith or therewith. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order, electronic mail or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for any Obligor with respect to matters concerning any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            (f) Indemnification of Agent.

            To the extent Agent is not promptly reimbursed and indemnified by a Company, each Lender will reimburse and indemnify Agent, in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnities and cease to do, or not commence, the acts to be indemnified against, even if so directed by Requisite Lenders or all Lenders, as applicable, until such additional indemnification is provided. The obligations of Lenders under this subsection 19(f) shall survive the payment in full of the Liabilities and the termination of this Agreement.

            (g) Agent in its Individual Capacity.

            With respect to the Loans made by it pursuant hereto, Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisor or other business with any Company or any Affiliate of any Company as if it were not performing the duties specified herein, and may accept fees and other consideration from any Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders, to the extent such activities are not in contravention of the terms of this Agreement.

            (h) Holders of Notes.

            Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any promissory note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefor.

            (i) Successor Agent.

                  (i) Agent may, upon five (5) Business Days' notice to Lenders and Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this subsection 19(i)) by giving written notice thereof to Lenders and Borrower. Upon any such resignation, Requisite Lenders shall have the right, upon five (5) days' notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by Requisite Lenders and accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000.00).

                  (ii) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section

      19 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

            (j) Collateral Matters.

                  (i) Each Lender authorizes and directs Agent to enter into the Other Agreements for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Requisite Lenders in accordance with the provisions of this Agreement or the Other Agreements, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Other Agreements which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to this Agreement and the Other Agreements.

                  (ii) Agent will not, without the verbal consent of all Lenders, which consent shall (a) be confirmed promptly thereafter in writing and (b) not be unreasonably withheld or delayed, execute any release of Agent's security interest in any Collateral except for releases relating to dispositions of Collateral (x) permitted by this Agreement and
      (y) in connection with the repayment in full of all of the Liabilities by the Companies and the termination of all obligations of Agent and Lenders under this Agreement and the Other Agreements; provided, that with the consent of Requisite Lenders, Agent may release its liens on Collateral having a book value not greater than ten percent (10%) of the total book value of all Collateral, as determined by Agent, either in a single transaction or series of related transactions, not to exceed twenty percent (20%) of the book value of all Collateral in any Fiscal Year. Agent shall not be required to execute any such release on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty. In the event of any sale or transfer of any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale or transfer.

                  (iii) Lenders hereby agree that the lien granted to Agent in any property sold or disposed of in accordance with the provisions of the Agreement shall be automatically released; provided, however that Agent's lien shall attach to and continue for the benefit of Agent and Lenders in the proceeds and products of such property arising from any such sale or disposition.

                  (iv) To the extent, pursuant to the provisions of this subsection 19(j), Agent's execution of a release is required to release its lien upon any sale and transfer of Collateral which is consented to in writing by Requisite Lenders or all Lenders, as applicable, and upon at least five (5) business days' prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred.

                  (v) Agent shall not have any obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by a Company or any other Obligor or is cared for, protected or insured or that the liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 19 or in any of the Other Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

                  (vi) In the event that any Lender receives any Proceeds of any Collateral by setoff, exercise of any banker's lien or otherwise, in an amount in excess of such Lender's Pro Rata Share of such Proceeds, such Lender shall purchase for cash (and other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Liabilities as would be necessary to cause all Lenders to share the amount so set off or otherwise received with each other Lender in accordance with their respective Pro Rata Shares. No Lender shall exercise any right of set off or banker's lien without the prior written consent of Agent.

            (k) Actions with Respect to Defaults.

            In addition to Agent's right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Event of Default as shall be directed by Requisite Lenders or all Lenders, as applicable, under this Agreement; provided, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of Lenders. No Lender shall have any right individually to enforce or seek to enforce this Agreement or any Other Agreement or to realize upon any Collateral, unless instructed to do so by Agent.

            (l) Delivery of Information.

            Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from any Company or any other Obligor, Requisite Lenders, any Lender or any other Person under or in connection with this Agreement or any Other Agreement except (i) as specifically provided in this Agreement or any Other Agreement and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

            (m) Demand.

            Subject to the terms of this Agreement, Agent shall make demand for repayment by Borrower of all Liabilities owing by Borrower hereunder, after the occurrence of an Event of Default, upon the written request of Requisite Lenders. Agent shall make such demand in such manner as it deems appropriate, in its sole discretion, to effectuate the request of the Requisite Lenders. Nothing contained herein shall limit the discretion of Agent to take reserves, to deem certain Accounts and Inventory ineligible, or to exercise any other discretion granted to Agent in this Agreement.

            (n) Notice of Default.

            Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or any event which, with passage of time or giving of notice, could become an Event of Default, except with respect to Events of Default arising as a result of Borrower's failure to pay principal, interest or fees required to be paid to Agent for the benefit of Lenders, unless Agent shall have received written notice from a Lender or Borrower describing such Event of Default or event which, with the passage of time or giving of notice, could become an Event of Default, and which identifies such event as a "notice of default". Upon receipt of any such notice or Agent's becoming aware of an Event of Default arising as a result of Borrower's failure to pay principal, interest or fees required to be paid to Agent for the benefit of Lenders, Agent will notify each Lender of such receipt or event.

            20. ASSIGNABILITY.

            (a) No Company shall have the right to assign this Agreement or any interest therein except with the prior written consent of Agent and all Lenders.

            (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to Borrower.

            (c) Each Lender may, with the consent of Agent and, so long as no Event of Default is then continuing, with the consent of Borrower, which consent of Borrower shall not be unreasonably withheld, but without the consent of any other Lender, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the Other Agreements; provided, that (i) for each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance Agreement in the form attached hereto as Exhibit D (the "Assignment and Acceptance"), and a processing and recordation fee of Three Thousand Five Hundred and No/100 Dollars ($3,500.00) to be paid by the assignee, and (ii) no such assignment shall be for less than Five Million and No/100 Dollars ($5,000,000.00). Upon such execution and delivery of the Assignment and Acceptance to Agent, from and after the date specified as the effective date in the Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and

Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 23 of the Agreement which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement and the Other Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the Other Agreements, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Company or any other Obligor or the performance or observance by any Company or any other Obligor of its obligations under this Agreement and the Other Agreements,
(iii) such assignee confirms that it has received a copy of this Agreement and the Other Agreements, together with copies of the financial statements referred to in Section 9 of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (e) Agent shall, maintain at its address referred to in Section 24 of the Agreement a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Revolving Loan Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Company, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by each Company, Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower shall execute and deliver to Agent in exchange for the surrendered promissory note or notes, a new promissory note or notes to the order of the assignee in amounts equal to such assignee's commitments and outstanding Loans hereunder and, if the assigning Lender has retained a portion of the Loans, a new promissory note or notes to the order of the assigning Lender in an amount equal to the remaining commitments and outstanding loans hereunder of such assigning Lender under the terms of this Agreement. Such new promissory note or notes shall re-evidence the indebtedness outstanding under the old promissory note or notes and shall be in the aggregate principal amount of such surrendered promissory note or notes, shall be dated of even date herewith and shall otherwise be in substantially the form of the promissory note or notes subject to such assignment.

            (g) Each Lender may sell participations (without the consent of Agent, any Company or any other Lender) to one or more parties, in or to all (or a portion) of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Loan Commitment or the Loans owing to it); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) each Company, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv)such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement.

            (h) Each Lender agrees that, without the prior written consent of Borrower and Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or other Liabilities under the securities laws of the United States of America or of any jurisdiction.

            (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding any Company.

            21. AMENDMENTS, ETC.

            No amendment or waiver of any provision of this Agreement or any of the Other Agreements, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders, or if Lenders shall not be parties thereto, by the parties thereto and consented to by Requisite Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following: (i) increase the Revolving Loan Commitments of Lenders or subject Lenders to any additional obligations to extend credit to Borrower, (ii) reduce the principal of, or interest on, the Loans (other than as expressly permitted herein) or any fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Loan or any fees hereunder, (iv) change the Pro Rata Shares of Lenders, or any minimum requirement necessary for Lenders or Requisite Lenders to take any action hereunder, (v) amend or waive this Section 21, or change the definition of Requisite Lenders, or (vi) except in connection with the financing, refinancing, sale or other disposition of any asset of any Company permitted under this Agreement (or to the extent Requisite Lender approval only is required with any such release pursuant to subsection 19(j) hereof), release or subordinate any liens in favor of Agent, for the benefit of Agent and Lenders, on any of the Collateral and provided further, that no amendment, waiver or consent affecting the rights or duties of Agent under this Agreement or any Other Agreement shall in any event be effective, unless in writing and signed by Agent in addition to Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, (a) for purposes of voting or consenting to matters with respect to this Agreement and the Other Agreements, a Defaulting Lender shall not be considered a Lender and such Defaulting Lender's Revolving Loan Commitment shall be deemed to be $0 until such Defaulting Lender makes the payments required in this Agreement and (b) the consent of the Companies shall not be required for any amendment, modification or waiver of the provisions of this Section 21.

            In the event that any consent, waiver or amendment requiring the agreement of all Lenders as set forth above is agreed to by the Requisite Lenders, but not all Lenders, Agent may, in its sole discretion, cause any non-consenting Lender to assign its rights and obligations under this Agreement and the Other Agreements to one or more new Lenders or existing Lenders in the manner and according to the terms set forth in Section 20 of this Agreement; provided, that (i) no Lender may be required to assign its rights and obligations to a new Lender because such lender is unwilling to increase its own loan commitments, (ii) such new Lender must be willing to consent to the proposed amendment, waiver or consent and (iii) in connection with such assignment the new Lender pays the assigning Lender an amount equal to the Liabilities owing to such assigning Lender, including all principal, accrued and unpaid interest and accrued and an unpaid fees to the date of assignment. Such assignment shall occur within thirty (30) days of notice by Agent to such non-consenting Lender of Agent's intent to cause such non-consenting Lender to assign its interests hereunder.

            22. NONLIABILITY OF AGENT AND LENDERS.

            The relationship between the Companies, Agent and Lenders shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibilities to the Companies. Neither Agent nor any Lender undertakes any responsibility to the Companies to review or inform the Companies of any matter in connection with any phase of the Companies' business or operations.

            23. INDEMNIFICATION.

            Each Company agrees to defend (with counsel satisfactory to Agent), protect, indemnify and hold harmless Agent and each Lender, each affiliate or subsidiary of Agent and each Lender, and each of their respective shareholders, members, officers, directors, managers, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or the use or intended use of the proceeds of the Loans; provided, however, that no Company shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party, or from the failure of such Indemnified Party to abide by any law, statute or regulation. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Company shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by a Company, be added to the Liabilities of such Company and be secured by the Collateral. The provisions of this Section 23 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

            24. NOTICE.

            All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Agent shall be sent to it at 135 South LaSalle Street, Chicago, Illinois 60603-4105, attention: William Stapel, facsimile number: (312) 904-0291, in the case of a Lender shall be sent to it at the address set forth below its name on the signature page hereto or in the Assignment and Acceptance Agreement and in the case of each Company shall be sent to it at its principal place of business set forth on Exhibit A hereto or as otherwise directed by such Company in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

            25. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

            This Agreement and the Other Agreements are submitted by each Company to Agent and Lenders for their acceptance or rejection at Agent's principal place of business as an offer by Borrower to borrow monies from Agent and Lenders now and from time to time hereafter, and shall not be binding upon Agent or any Lender or become effective until accepted by Agent and Lenders, in writing, at said place of business. If so accepted by Agent and Lenders, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

            To induce Agent and Lenders to accept this Agreement, each Company irrevocably agrees that, subject to Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH COMPANY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH COMPANY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH COMPANY AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. EACH COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH COMPANY BY AGENT OR LENDERS IN ACCORDANCE WITH THIS SECTION.

            26. HEADINGS OF SUBDIVISIONS.

            The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

            27. POWER OF ATTORNEY.

            Each Company acknowledges and agrees that its appointment of Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

            28. CONFIDENTIALITY.

            Each Company, Agent and each Lender hereby agrees to use commercially reasonable efforts to assure that any and all information relating to any Company which is (i) furnished by any Company to Agent or any Lender (or to any affiliate of Agent or any Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Agent and such Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to such Company may be distributed by such party to such party's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, to Agent and any other Lender and upon the order of a court or other governmental agency having jurisdiction over Agent or such Lender or such affiliate, to any other party. In addition such information and other credit information may be distributed by Lender to potential participants or assignees of any portion of the Liabilities, provided, that such potential participant or assignee agrees to follow the confidentiality requirements set forth herein. Each Company, Agent and each Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, each Company hereby consents to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

            29. COUNTERPARTS.

            This Agreement, any of the Other Agreements and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

            30. ELECTRONIC SUBMISSIONS.

            Upon not less than thirty (30) days' prior written notice (the "Approved Electronic Form Notice"), Agent may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Agent in "Approved Electronic Form" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "Electronic Form" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Agent, and "Approved Electronic Form" means an Electronic Form that has been approved in writing by Agent (which approval has not been revoked or modified by Agent) and sent to Borrower in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

            31. WAIVER OF JURY TRIAL; OTHER WAIVERS.

            (a) EACH COMPANY, AGENT AND EACH LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ANY COMPANY, AGENT OR SUCH LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG ANY COMPANY, AGENT AND LENDERS. IN NO EVENT SHALL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITVE OR CONSEQUENTIAL DAMAGES.

            (b) Each Company hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

            (c) Each Company hereby waives the benefit of any law that would otherwise restrict or limit Agent or any Lender or any affiliate of Agent or any Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Agent or any Lender or such affiliate of Agent or any Lender to such Company, including, without limitation any Deposit Account at Agent or any Lender or such affiliate.

            (d) EACH COMPANY HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH COMPANY WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

            (e) Agent's and/or Lenders' failure, at any time or times hereafter, to require strict performance by any Company of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or any Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Agent or any Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of the Companies contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Agent and/or Lenders unless such suspension or waiver is in writing, signed by a duly authorized officer of Agent, Requisite Lenders or all Lenders, as required herein, and directed to the Companies specifying such suspension or waiver.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

EASY GARDENER PRODUCTS, LTD.,           LASALLE BUSINESS CREDIT, LLC
as Borrower                             as Agent and a Lender

By Richard M. Kurz                      By William Staple
   --------------------------------        -------------------------------------
Title CFO                               Title First Vice President
      -----------------------------           ----------------------------------


EYAS INTERNATIONAL, INC.,               Address: 135 South LaSalle Street
as a Credit Party                                Chicago, Illinois 60603-4105

By Richard M. Kurz                      Revolving Loan Commitment: $12,500,000
   --------------------------------
Title CFO
      -----------------------------


EG PRODUCT MANAGEMENT, L.L.C.,          LASALLE BANK NATIONAL
as a Credit Party                       ASSOCIATION, as a Lender

By Richard M. Kurz                      By Connie Novitski
   --------------------------------        -------------------------------------
Title CFO                               Title Commercial Lending Officer
      -----------------------------           ----------------------------------


EG, L.L.C., as a Credit Party           Address: 135 South LaSalle Street
                                                 Chicago, Illinois 60603-4105
By Richard M. Kurz
   --------------------------------
Title CFO                               Revolving Loan Commitment: $12,500,000
      -----------------------------

WEATHERLY CONSUMER
PRODUCTS GROUP, INC., as a Credit
Party

By Richard M. Kurz
   --------------------------------
Title CFO
      -----------------------------


WEATHERLY CONSUMER
PRODUCTS, INC., as a Credit Party

By Richard M. Kurz
   --------------------------------
Title CFO
      -----------------------------


NBU GROUP, LLC, as a Credit Party

By Richard M. Kurz
   --------------------------------
Title CFO
      -----------------------------

                                 ACKNOWLEDGMENT

STATE OF Texas       )
                     ) SS
COUNTY OF McLennan   )

            I, Kathy Winters, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT Richard M. Kurz, the CFO of EASY GARDENER PRODUCTS, LTD., personally known to me to be the same person whose name is subscribed to the foregoing agreement, appeared before me this day in person and acknowledged that (s)he signed and delivered said agreement as his own free and voluntary act and as the free and voluntary act of said entity for the uses and purposes therein set forth.

            GIVEN under my hand and notarial seal this 22nd day of April, 2004.


                                        Kathy A. Winters
                                        ----------------
                                        Notary Public

                                        My Commission Expires:

                                        8/29/05
                                        ----------------------------------------

                                 ACKNOWLEDGMENT

STATE OF Illinois    )
                     ) SS
COUNTY OF Cook       )

            I, Nancy Wegrzyn, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT William Staple, the First Vice President of LASALLE BUSINESS CREDIT, LLC, personally known to me to be the same person whose name is subscribed to the foregoing agreement, appeared before me this day in person and acknowledged that (s)he signed and delivered said agreement as his own free and voluntary act and as the free and voluntary act of said entity for the uses and purposes therein set forth.

            GIVEN under my hand and notarial seal this 26th day of April, 2004.


                                        Nancy Wegrzyn
                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires:

                                        ________________________________________

                                 ACKNOWLEDGMENT

STATE OF Texas       )
                     ) SS
COUNTY OF McLennan   )

            I, Kathy Winters, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT Richard M. Kurz, the CFO of EYAS INTERNATIONAL, INC., personally known to me to be the same person whose name is subscribed to the foregoing agreement, appeared before me this day in person and acknowledged that (s)he signed and delivered said agreement as his own free and voluntary act and as the free and voluntary act of said entity for the uses and purposes therein set forth.

            GIVEN under my hand and notarial seal this 22nd day of April, 2004.


                                        Kathy A. Winters
                                        Notary Public

                                        My Commission Expires:

                                        8/25/2005
                                        ---------

                                 ACKNOWLEDGMENT

STATE OF Texas       )
                     ) SS
COUNTY OF McLennan   )

            I, Kathy Winters, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT Richard M. Kurz, the CFO of of EG PRODUCT MANAGEMENT, L.L.C., personally known to me to be the same person whose name is subscribed to the foregoing agreement, appeared before me this day in person and acknowledged that (s)he signed and delivered said agreement as his own free and voluntary act and as the free and voluntary act of said entity for the uses and purposes therein set forth.

            GIVEN under my hand and notarial seal this 22nd day of April, 2004.


                                        Kathy A. Winters
                                        Notary Public

                                        My Commission Expires:

                                        8/25/2005
                                        ---------

                                 ACKNOWLEDGMENT

STATE OF Illinois    )
                     ) SS
COUNTY OF Cook       )

            I, Nancy Wegrzyn, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT Connie Novitski, the Commercial Lending Officer of LASALLE BANK NATIONAL ASSOCIATION, personally known to me to be the same person whose name is subscribed to the foregoing agreement, appeared before me this day in person and acknowledged that (s)he signed and delivered said agreement as her own free and voluntary act and as the free and voluntary act of said entity for the uses and purposes therein set forth.

            GIVEN under my hand and notarial seal this 26th day of April, 2004.


                                        Nancy Wegrzyn
                                        -------------
                                        Notary Public

                                        My Commission Expires:

                                        ________________________________________

                                 ACKNOWLEDGMENT

STATE OF Texas       )
                     ) SS
COUNTY OF McLennan   )

            I, Kathy Winters, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT Richard M. Kurz, the CFO of of EG, L.L.C., personally known to me to be the same person whose name is subscribed to the foregoing agreement, appeared before me this day in person and acknowledged that (s)he signed and delivered said agreement as his own free and voluntary act and as the free and voluntary act of said entity for the uses and purposes therein set forth.

            GIVEN under my hand and notarial seal this 22nd day of April, 2004.


                                        Kathy A. Winters
                                        Notary Public

                                        My Commission Expires:

                                        8/25/2005
                                        ---------

                                 ACKNOWLEDGMENT

STATE OF Texas       )
                     ) SS
COUNTY OF McLennan   )

            I, Kathy Winters, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT Richard M. Kurz, the CFO of of Weatherly Consumer Products Group Inc., personally known to me to be the same person whose name is subscribed to the foregoing agreement, appeared before me this day in person and acknowledged that (s)he signed and delivered said agreement as his own free and voluntary act and as the free and voluntary act of said entity for the uses and purposes therein set forth.

            GIVEN under my hand and notarial seal this 22nd day of April, 2004.


                                        Kathy A. Winters
                                        Notary Public

                                        My Commission Expires:

                                        8/25/2005
                                        ---------

                                 ACKNOWLEDGMENT

STATE OF Texas       )
                     ) SS
COUNTY OF McLennan   )

            I, Kathy Winters, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT Richard M. Kurz, the CFO of of Weatherly Consumer Products Inc., personally known to me to be the same person whose name is subscribed to the foregoing agreement, appeared before me this day in person and acknowledged that (s)he signed and delivered said agreement as his own free and voluntary act and as the free and voluntary act of said entity for the uses and purposes therein set forth.

            GIVEN under my hand and notarial seal this 22nd day of April, 2004.


                                        Kathy A. Winters
                                        Notary Public

                                        My Commission Expires:

                                        8/25/2005
                                        ---------

                                 ACKNOWLEDGMENT

STATE OF Texas       )
                     ) SS
COUNTY OF McLennan   )

            I, Kathy Winters, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT Richard M. Kurz, the CFO of of NBU Group, LLC, personally known to me to be the same person whose name is subscribed to the foregoing agreement, appeared before me this day in person and acknowledged that (s)he signed and delivered said agreement as his own free and voluntary act and as the free and voluntary act of said entity for the uses and purposes therein set forth.

            GIVEN under my hand and notarial seal this 22nd day of April, 2004.


                                        Kathy A. Winters
                                        Notary Public

                                        My Commission Expires:

                                        8/25/2005
                                        ---------

                 EXHIBIT A -- BUSINESS AND COLLATERAL LOCATIONS

            Attached to and made a part of that certain Loan and Security Agreement of even date herewith among LASALLE BUSINESS CREDIT, LLC, a Delaware corporation (in its individual capacity, "LaSalle"), as agent (in such capacity as agent, "Agent") for itself and all other lenders from time to time a party hereto ("Lenders"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, all other Lenders, EASY GARDENER PRODUCTS, LTD., a Texas limited partnership, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("Borrower"), EYAS INTERNATIONAL, INC., a Texas corporation, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("EYAS"), EG PRODUCT MANAGEMENT, LLC, a Texas limited liability company, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("EG Product"), EG, LLC, a Nevada limited liability company, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("EG"), WEATHERLY CONSUMER PRODUCTS GROUP, INC., a Delaware corporation, having its principal place of business 3022 Franklin Avenue, Waco, Texas 76710 ("WCP Group"), WEATHERLY CONSUMER PRODUCTS, INC., a Delaware corporation, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("WCP"), and NBU GROUP, LLC, a Texas limited liability company, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("NBU"); (EYAS, EG Product, EG, WCP Group, WCP) and NBU are collectively referred to herein as the "Credit Parties", and each individually as a "Credit Party").

A. Each Company's business locations (please indicate which location is the principal place of business and at which locations originals and all copies of each Company's books, records and accounts are kept).

      1. 3022 Franklin Avenue, Waco, TX 76710 - principal place of business; contains all books and records, including copies of records for Easy Gardener UK, Ltd.

      2.    3016 A,B,C Mary Street, Waco, TX 76710

      3.    3101 Mary Street, Waco, TX 76710

      4.    3103 Mary Street, Waco, TX 76710

      5.    3105 Mary Street, Waco, TX 76710

      6.    3711 Mary Street, Waco, TX 76710

      7.    3117 Mary Street, Waco, TX 76710

      8.    901 S. Jason Street, Denver, CO 80223

      9.    1750 17th Street, Paris, KY 40361

      10.   1714 Main Street, Paris KY 40361

      11.   5 Elavaston Mews, London, GB SW75H4

B. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of each Company. Please indicate the relationship of such location to each Company (i.e. public warehouse, processor, etc.).

      1.    6455 Vipond Drive, Missasuaga, Canada 65T1J9 - Third party warehouse

      2.    103 Venture Blvd, Hutto, TX 78634 - Warehouse

      3.    110 NE 1st Street, McGregor, TX 76657 - Processor

      4.    122 Huang Xing Rd, Shanghai, China 200090 - Processor

      5.    6780 Exchange Drive, Mansfield, TX 76063 - Processor

      6.    2109 Vanco Drive, Irving, TX 75061 - Processor

      7.    2601 North Pulaski, Chicago, IL 60639 - Processor

      8.    P.O. Box 6, 1123 129th Ave, Bradley, MI 49311 - Processor

      9.    31402 Crook Drive, Halsey, OR 97348 - Processor

C.    Bank Accounts of each Company (other than those at LaSalle Bank):

             Bank (with address)                      Account Number              Type of Account
             -------------------                      --------------              ---------------
      1. Wells Fargo Bank, N.A., P.O.                  494-5048502              Funding account
         Box 63020, San Francisco, CA
         94163

      2. Wells Fargo Bank, N.A., P.O.                  494-5048494              Lockbox
         Box 63020, San Francisco, CA
         94163

      3. Wells Fargo Bank Ohio, N.A.,                  9600-022489               A/P-Disbursements
         115 Hospital Drive, Van Wert,                                                account
         OH 45891

      4. Central National Bank, P.O.                     1234475                 Operating account
         Box 2525, Waco, TX 76702

      5. Central National Bank, P.O.                     1235308                   Spiff account
         Box 2525, Waco, TX 76702

      6. Central National Bank, P.O.                    1231471                       EYAS
         Box 2525, Waco, TX 76702

      7. Kentucky Bank, P.O. Box 157,                    2302713                    Petty cash
         Paris, KY 40362

      8. Scotia Bank, P.O. Box 11502,                01420 10459 11                 Deposits/AP
         Vancouver BC, V6B 4P6                                                     Disbursements

      9. Ing Bank Kerkrade-Centrum,                   66.60.49.912                VAT receivable
         Hoofdstraat 50, 6461 CS Kerkrade

D.    State of Organization of each Company:

      ---------------------------------------------------------------------
                  (b) Company                                  Jurisdiction
      ---------------------------------------------------------------------
      EYAS International, Inc.                                     Texas
      ---------------------------------------------------------------------
      Easy Gardener Products, Ltd.                                 Texas
      ---------------------------------------------------------------------
      E G Product Management, L.L.C                                Texas
      ---------------------------------------------------------------------
      EG, LLC                                                      Nevada
      ---------------------------------------------------------------------
      Weatherly Consumer Products Group, Inc.                     Delaware
      ---------------------------------------------------------------------
      Weatherly Consumer Products, Inc.                           Delaware
      ---------------------------------------------------------------------
      Easy Gardener, U.K., Ltd.                                    United
                                                                  Kingdom
      ---------------------------------------------------------------------
      Easy Gardener Products Trust I                              Delaware
      ---------------------------------------------------------------------
      NBU Group, LLC                                               Texas
      ---------------------------------------------------------------------

E.    Organizational Identification Number of each Company:

                                                                  Employer
Company                                                    Identification Number
-------                                                    ---------------------

32. EYAS International Inc                                    37-1433690

E G Products Management L.L.C                                 37-1433689
33. Easy Gardener Products LTD                                37-1433686

EG, L.L.C                                                     (not obtained yet)
Easy Gardener UK                                              N/A
34. Weatherly Consumer Products Group, Inc.                   06-1259203

35. Weatherly Consumer Products, Inc.                         61-1108960

                       EXHIBIT B - COMPLIANCE CERTIFICATE

            Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the "Agreement") of even date herewith among LASALLE BUSINESS CREDIT, LLC, a Delaware corporation (in its individual capacity, "LaSalle"), as agent (in such capacity as agent, "Agent") for itself and all other lenders from time to time a party hereto ("Lenders"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, all other Lenders, EASY GARDENER PRODUCTS, LTD., a Texas limited partnership, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("Borrower"), EYAS INTERNATIONAL, INC., a Texas corporation, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("EYAS"), EG PRODUCT MANAGEMENT, LLC, a Texas limited liability company, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("EG Product"), EG, LLC, a Nevada limited liability company, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("EG"), WEATHERLY CONSUMER PRODUCTS GROUP, INC., a Delaware corporation, having its principal place of business 3022 Franklin Avenue, Waco, Texas 76710 ("WCP Group"), WEATHERLY CONSUMER PRODUCTS, INC., a Delaware corporation, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("WCP"), and NBU GROUP, LLC, a Texas limited liability company, having its principal place of business at 3022 Franklin Avenue, Waco, Texas 76710 ("NBU"; EYAS, EG Product, EG, WPC Group, WCP and NBU are collectively referred to herein as the "Credit Parties", and each individually as a "Credit Party").

            This Certificate is submitted pursuant to subsection 9(c) of the Agreement.

            The undersigned hereby certifies to Agent and Lenders that as of the date of this Certificate:

      1. The undersigned is the CFO of Borrower.

      2. There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that the Companies have taken or propose to take with respect thereto.

      3. No material adverse change in the condition, financial or otherwise, business, property, or results of operations of any Company has occurred since [date of last Compliance Certificate/last financial statements delivered prior to closing], or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that the Companies have taken or propose to take with respect thereto.

      4. Each Company is in compliance with the representations, warranties and covenants in the Agreement, or, if any Company is not in compliance with any representations, warranties or covenants in the Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that such Company has taken or proposes to take with respect thereto.

      5. The financial statements of Borrower and its Subsidiaries being concurrently delivered herewith have been prepared in accordance with generally accepted accounting principles consistently applied and there have been no material changes in accounting policies or financial reporting practices of Borrower and its Subsidiaries since [date of the last Compliance Certificate/date of last financial statements delivered prior to closing] or, if any such change has occurred, such changes are set forth in a writing attached hereto.

      6. Attached hereto is a true and correct calculation of the financial covenants contained in the Agreement.

                                        EASY GARDENER PRODUCTS, LTD.


                                        By Richard M. Kurz
                                           -------------------------------------
                                        Its CFO
                                           -------------------------------------

                       EXHIBIT C - COMMERCIAL TORT CLAIMS

                                      None.

             EXHIBIT D - FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

                          SCHEDULE 1 -- PERMITTED LIENS

                     SCHEDULE 11(i) - AFFILIATE TRANSACTIONS

                      SCHEDULE 11(j) - NAMES & TRADE NAMES

                          SCHEDULE 11(n) - INDEBTEDNESS

                  SCHEDULE 11(p) - SUBSIDIARIES AND AFFILIATES

                  SCHEDULE 13(e) - PERMITTED TAX DISTRIBUTIONS

            For so long as Borrower is treated as a partnership for tax purposes and no Event of Default has occurred and is continuing at the time of the making thereof or would occur as a result thereof, Borrower may make cash distributions ("Tax Distributions") to each of its partners from time to time in accordance with Section ____ of Borrower's Limited Partnership Agreement in amounts not exceeding the amount of income taxes deemed payable by its partners with respect to the net income of Borrower (taking into account losses of Borrower from prior periods utilized in calculating such amount of income taxes to be paid or actually paid by such partners). If the aggregate Tax Distributions paid to any such partner with respect to any year paid on or prior to the date of filing of Borrower's federal income tax return for such year exceeds the amount permitted to be paid to such partner hereunder, an Event of Default shall occur if Borrower does not receive a capital contribution equal to such excess within ten
(10) days of the filing of such return. If the amounts included in the taxable income of Borrower for any year are decreased as a result of an audit, amended return or otherwise, and the amount of Tax Distributions paid with respect so such year exceed the amount of Tax Distributions that would have been permitted with respect to such year based upon such reduced taxable income of Borrower, an Event of Default shall occur if Borrower does not receive a capital contribution equal to such excess within ten (10) days after the earliest to occur of (i) a final determination by the Internal Revenue Service establishing Borrower's taxable income for such year, (ii) the date an amended return is filed and (iii) with respect to any such partner, the date of receipt by such partner of a tax refund attributable to such excess Tax Distribution received by such partner.

                   SCHEDULE 17(a) - CLOSING DOCUMENT CHECKLIST